An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The Company may elect to satisfy its obligation to deliver a final offering circular by sending you a notice within two business days after the completion of the Company’s sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED Jul 15, 2025

Amendment No. 1

Live Oak Financial LLC

3520 Alpine Autumn Dr. | Austin, TX 78744

775.513.5770 | crowdcash.cc

Live Oak Financial LLC (“LOF”) is offering a single class of unsecured borrower payment-dependent notes (the “Notes”) in a Tier 2 Reg A offering. Each Note is issued in a Series linked for calculation only to a specific borrower loan; payments come from our general funds. Investors are creditors of LOF only; no direct lending to borrowers and no security interest in loans. Notes tied to the same Reference Loan (a “Series”) rank equally and share pro rata in Amounts Due determined in “Debt Securities—Notes—Calculation of Amount Due.” APRs are shown on the marketplace and fall within the ranges in “Debt Securities—Notes—Setting Interest Rates.” We are offering up to $600,000 on a best-efforts, continuous basis at 100% of principal (minimum $50; $0.01 increments; one “Residual Note” under $50 may round funding). No escrow. Sales begin within 2 days of SEC qualification. The offering will terminate at the earlier of (i) sale of $600,000 of Notes, (ii) one year from qualification, or (iii) earlier termination by the Company. Sales, as a business policy, are limited to Texas residents.

	Price to Public	Underwriting Discount & Commissions	Proceeds to Issuer	Proceeds to Other Persons
Per Note	100% of principal amount (variable; $50 minimum)	$0	$100% of principal amount (variable; $50 minimum)	$0
Total Minimum	$0	$0	$0	$0
Total Maximum	$600,000	$0	$600,000	$0

Footnotes:

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We expect to incur $4,170 of offering expenses (legal $1,000; audit $2,500; state notice/registration fees $670), paid from operating cash; no underwriting discounts or commissions and no finder’s fees will be paid.

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We will not place investor funds in escrow. We intend to use 100% of Note proceeds to fund borrower loan originations; offering expenses are paid from operating cash (see Plan of Distribution—Fees and Expenses and Use of Proceeds).

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

EXPLANATORY NOTE

This Pre-Qualification Amendment No. 1 (this “Amendment”) is being filed pursuant to Rule 252(f)(1) of Regulation A to amend the Offering Statement of Live Oak Financial LLC, originally dated July 15, 2025. This Amendment (i) revises the Offering Circular in response to comments of the Staff of the Securities and Exchange Commission and (ii) updates certain exhibits, as described below.

Changes included in this Amendment

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Offering Circular (Part II). Updated and expanded disclosure responsive to Staff comments, with significantly revised narrative, more detailed descriptions, and enhanced explanations; revisions also align the offering mechanics with Regulation A and related securities laws.

•	Exhibit 2A (Charter). Replaced with a graphic representation of the Company’s Certificate of Formation.
•	Exhibit 2B (Bylaws). Updated formatting to include page numbers and other visual improvements.
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Exhibit 3 (Holders’ Rights). Revised to reflect that investors will be creditors of Live Oak Financial LLC, to describe revised payment flows, and to conform to the Offering Circular; formatting updated to include page numbers and other visual improvements.

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Exhibit 4 (Form of Subscription Agreement). Revised to reflect investors’ creditor status, revised payment flows, and to conform to the Offering Circular; formatting updated to include page numbers and other visual improvements.

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Exhibit 11 (Auditor’s Consent). Replaced with the correct consent of the independent registered public accounting firm. (Note: amendments that include amended audited financials must include the auditor’s consent.)

•	Exhibit 12 (Opinion of Counsel). Updated to address the changes described above.
•	Additional Exhibit. Added the marketing materials used August 7–14, 2024, prior to the selection of the applicable exemption; filed for completeness and transparency.

No other changes have been made to the Offering Statement.

Table of Contents

Summary of Offering    3

Cautionary Note Regarding Forward-Looking Statements    4

Risk Factors    4

Securities Being Offered    27

Debt Securities—Notes    29

Plan of Distribution    40

How the Platform Marketplace Works    49

Investor Eligibility and Financial Suitability Requirements    51

Use of Proceeds    54

Description of Business    55

Description of Property    61

Management’s Discussion and Analysis of Financial Condition and Results of Operations    62

Directors, Executive Officers and Significant Employees    66

Security Ownership of Management and Certain Securityholders    67

Interest of Management and Others in Certain Transactions    68

Financial Statements    70

PART III - EXHIBITS    77

SIGNATURES    78

Summary of Offering

Upon qualification of this Tier 2 offering under Regulation A, Live Oak Financial LLC (“LOF,” the “Company,” “we,” “our”) will operate the “Crowdcash” online credit marketplace platform (the “Platform”) at crowdcash.cc through which it will originate unsecured consumer loans (the “Borrower Loans”) and will offer Borrower Payment Dependent Notes (the “Notes”). All Note payments come from LOF’s general funds; loan cashflows only determine the “Amount Due.” See “Description of Notes—Calculation of Amount Due” and “Debt Securities—Notes—Covenants and Defaults—Payment Covenant.”

LOF expects to offer the Notes on a continuous, best-efforts basis in variable denominations with a $50 minimum (A single Residual Note under $50 may be used to fund 100% of a listing), up to $600,000 aggregate principal amount. The offering will commence within two calendar days after qualification and thereafter proceed on a continuous basis; we reasonably expect to offer and sell the Notes within one year of initial qualification and will remain current in our Tier 2 reporting while sales are made.

Each sale occurs only in connection with a posted Borrower Loan listing on the Platform; we do not accept unmatched orders. In the offering, LOF acts as issuer, dealer, and servicer of the Notes and earns origination and servicing fees on Borrower Loans; no underwriting spread is charged on Note sales. On each Note Payment Date LOF pays the Amount Due from its general funds, which is calculated by reference to cash applied to the corresponding Reference Loan during the applicable period as described under “Description of Notes—Calculation of Amount Due”. All Notes constitute a single class with identical rights and covenants; differences among Notes relate only to the stated interest rate and amortization profile, which are disclosed at listing and correspond to the terms of the applicable Reference Loan for calculation purposes.

Orders are accepted only if a listing funds 100% within a five-day window; settlement follows our standard ACH timetable. See “Plan of Distribution—Procedures for Subscribing” and “Plan of Distribution—Delay in Payment of Proceeds.” The Platform verifies borrower identity and bank information; Borrower Loans are unsecured and are not collateralized. Investors fund individual Notes through LOF’s website and are unsecured creditors of LOF. Investors bear the risk that the Amount Due on their Notes may be variable (including zero) based on the performance of the Reference Loan, and they also bear issuer credit risk. LOF will make limited repurchase or indemnification commitments only for verified identity-theft defaults, risk-rating failures, or Auto-Invest errors, as described under “Limited Repurchase and Indemnification Policy.” Notes are expected to mature generally in line with their associated Reference Loans and are not listed on any exchange; investors should plan to hold to maturity.

Collections are commingled with LOF operating funds (no lockboxes). See “Risk Factors—Commingling/Bankruptcy risk” and “Debt Securities—Notes—Covenants and Defaults—Payment Covenant.”

As of the date of this Offering Circular, and prior to qualification of this offering, LOF has not originated any loans, issued any Notes, opened investor accounts, accepted subscriptions, conducted lending or loan-servicing activities, or engaged in any securities sales. Activities to date have been limited to organizational matters, platform development, vendor onboarding, and regulatory preparations.

Cautionary Note Regarding Forward-Looking Statements

This Offering Circular contains forward-looking statements that are based on our beliefs and assumptions and on information currently available to us. The forward-looking statements include information concerning our possible or assumed future results of operations and expenses, business strategies and plans, competitive position, business environment, and potential growth opportunities. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Those risks include those described in “Risk Factors” and elsewhere in this Offering Circular. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this Offering Circular. Also, forward-looking statements represent our beliefs and assumptions only as of the date of this Offering Circular. You should read this Offering Circular and the documents that we have filed as exhibits to the Form 1-A of which this Offering Circular is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Any forward-looking statement made by us in this Offering Circular speaks only as of the date on which it is made. Except as required by law, we disclaim any obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward- looking statements, even if new information becomes available in the future. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.

Risk Factors

The Notes involve a high degree of risk. You should carefully consider the risks described below before making a decision to invest in the Notes. If any of the following risks actually occurs, you might lose all or part of your investment in the Notes. Please read the section carefully before making an investment decision, you should carefully consider these risks. While we believe the risks and uncertainties described below include all material risks currently known by us, it is possible that these may not be the only ones we face. If any of the risks actually occur, our business, financial condition, operating results and prospects could be materially and adversely affected.

RISKS RELATED TO BORROWER DEFAULT

The Notes are risky and speculative investments suitable only for investors of adequate financial means.

Investors should be aware that the Notes offered through our marketplace are risky and speculative investments. The Notes are unsecured corporate debt obligations of LOF. All payments on the Notes are made from LOF’s general funds. Amount Due on a Note for any period are calculated by reference to amounts applied to principal and interest on the related Reference Loan; if the calculation yields no Amount Due for a period, no payment is owed for that period. Notes are suitable only for investors of adequate financial means. If an investor cannot afford to lose the entire amount of such investor’s investment in the Notes, the investor should not invest in the Notes.

Borrower performance and timing risk may reduce the Amount Due on your Notes—including to zero.

    Amount Due on the Notes are calculated by reference to the performance of the related Borrower Loan (the “Reference Loan”). If a borrower does not make scheduled payments (or pays less than scheduled), the Amount Due for the corresponding period may be reduced proportionally, and may be zero. This reflects calculation mechanics only; payments to investors are made by LOF from its general funds in the Amount Due, if any, for each Note Payment Date.

Payments to Noteholders are made by LOF from general funds; borrower remittances affect the calculation, not the source, of payments.

LOF does not transfer funds directly from borrowers to investors. Borrower remittances are received by or for LOF and deposited into LOF’s general operating accounts. On each Note Payment Date, LOF pays Noteholders from its general funds the Amount Due for the period, which is calculated by reference to amounts applied to principal and interest on the Reference Loan (net of applicable fees and permitted costs, as described below). If the calculation for a period results in no Amount Due, no payment will be made for that period, even if LOF has other funds available.

Servicing, reversals, and third-party costs can reduce the Amount Due.

We apply a servicing fee to interest and may incur third-party costs (for example, non-sufficient funds fees, legal fees, court costs, and collection-agency fees). Collection agencies may retain up to 50% of recovered amounts, in addition to legal and transaction fees. We also may reverse prior applications of principal or interest for returned items or adjustments. The Amount Due for a period is determined after reflecting these fees, costs, and reversals, which may materially reduce (or eliminate) the Amount Due.

Borrower Loans are unsecured; investors have no recourse to borrowers and must rely on LOF’s servicing (or a collection agency) for recoveries.

Borrower Loans are unsecured obligations of borrowers and are not guaranteed or insured by LOF or any third party. Investors are unsecured creditors of LOF, not the borrowers, and cannot pursue borrowers or obtain borrower identities to seek payment. We or a third-party collection agency will pursue commercially reasonable collection efforts; referral to an outside agency within five business days after a loan becomes 30 days past due constitutes reasonable efforts under our policy. There is no assurance we will recover any portion of a non-performing Borrower Loan; consequently, Amount Due on your Note may be less than expected or zero, and you may not recover your purchase price.

Underperformance of the Reference Loan affects the Amount Due, not whether LOF is in default.

A missed or reduced borrower payment does not, by itself, constitute a default by LOF on the Note. LOF is in payment default only if it fails to pay the Amount Due (as calculated for the applicable period) within the stated grace period or upon other customary default triggers. When the calculation yields no Amount Due, no payment is owed and no default occurs.

Maturity extensions and post-maturity collections may not benefit Noteholders.

Each Note will mature on its initial maturity date unless amounts in respect of the Reference Loan remain due and payable to LOF at that time; in such case, the Note’s maturity will be automatically extended by one year to the final maturity date. If amounts on the Reference Loan remain outstanding after the final maturity date, LOF has no further obligation to make payments on the related Notes, even if LOF later receives borrower payments. Any such post-final-maturity receipts may not result in additional Amount Due or payments to Noteholders.

You may not receive expected principal and interest and could lose your entire investment.

If payments on the Reference Loan become overdue or are not made, you may not receive some or all of the principal and interest you expected, and you may lose all or a substantial portion of your investment. In all cases, investors must rely on our servicing and any engaged collection agency; investors are not permitted to collect or attempt to collect any amounts from borrowers.

Information supplied by applicants may be inaccurate or intentionally false.

Borrowers may misrepresent their identity, finances or intended use of proceeds; we generally do not verify use of proceeds; investors rely on borrower-provided information and may lose all or part of their investment. Applicants provide information (e.g., stated loan purpose and financial data) included in borrower listings. Applicants may misrepresent such information or their intended use of loan proceeds. Investors should not rely on an applicant’s self-reported information such as employment status, or occupation in making investment decisions. We do not verify how proceeds are used and, after funding, we do not confirm use of proceeds. Listings do not disclose borrower identities, and investors cannot independently obtain or verify borrower information before or after purchasing a Note. If a borrower provides false, misleading or inaccurate information, investors may lose part or all of the price paid for a Note. Except as described under “Limited Repurchase and Indemnification Policy,” we are not obligated to repurchase or credit any Note or otherwise compensate investors for borrower misrepresentation or fraud.

Because we alone investigate and decide claims under our Limited Repurchase and Indemnification Policy, our interests may conflict with those of investors.

We have the exclusive authority to investigate and adjudicate claims under our Limited Repurchase and Indemnification Policy (the “LRIP”) and to determine, in our sole discretion, whether a qualifying event has occurred (see “Terms of the Notes—Limited Repurchase and Indemnification Policy”). A determination that a qualifying event has occurred may obligate us to repurchase the related Note(s) (or the underlying Borrower Loan) or to provide limited indemnification/credit to the applicable Note holders; a denial of a claim avoids those costs to us. Because investors rely on us to conduct these investigations and make these determinations, our economic interest in minimizing LRIP payouts creates a significant conflict of interest with investors. The LRIP is limited, subject to evidence requirements and timing parameters, and may be modified prospectively as described in “Terms of the Notes—Limited Repurchase and Indemnification Policy”; investors have no contractual right to audit our investigations or compel a particular outcome.

Loss rates on the Borrower Loans may increase as a result of economic conditions beyond our control and beyond the control of the borrower.

Borrower Loan loss rates may be significantly affected by economic downturns or general economic conditions beyond our control and beyond the control of individual borrowers. In particular, loss rates on Borrower Loans may increase due to factors such as prevailing interest rates, the rate of unemployment, the level of consumer confidence, residential real estate values, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets, natural disasters, pandemics and other factors.

The Borrower Loans do not restrict borrowers from incurring additional unsecured or secured debt, nor do they impose any financial restrictions on borrowers during the term of the Borrower Loan, which may reduce the likelihood that an investor will receive the full principal and interest payments that such investor expects to receive on a Note.

If a borrower incurs additional debt after the date a loan listing is posted, the additional debt may impair the ability of that borrower to make payments on their Borrower Loan and, as such, reduce the likelihood that an investor will receive the principal and interest payments that such investor expects to receive on a corresponding Note. Moreover, the additional debt may adversely affect the borrower’s creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the borrower. To the extent that the borrower has or incurs other indebtedness and cannot pay all of their indebtedness, the borrower may choose to make payments to other creditors, rather than to LOF.

To the extent borrowers incur other indebtedness that is secured, such as a mortgage, a home equity line or an auto loan, the ability of the secured creditors to exercise remedies against the assets of the borrower may impair the borrower’s ability to repay the Borrower Loan on which an investor’s Note is dependent for payment. Borrowers may also choose to repay obligations under secured indebtedness or other unsecured indebtedness before repaying Borrower Loans because there is no collateral securing the Borrower Loans. An investor will not be notified if a borrower incurs additional debt after the date a loan listing is posted.

A borrower may request that his or her bank “chargeback” a payment on a Borrower Loan upon which a Note is dependent for payment and request a refund on that payment, resulting in a delinquency on the payment and a possible negative cash balance in an investor’s account.

A borrower chargeback is a process by which a borrower who has made a payment on a Borrower Loan has his or her bank cancel the payment or request a refund of that payment. We generally withhold payments to investors up to three business days after a related borrower payment is initiated. If the chargeback occurs three or more days after the initiation of payment, an investor must rely on us to contest the chargeback if we deem it appropriate. If a borrower successfully processes a chargeback three or more days after initiation of payment, such payment will be deducted from an investor’s account, and if such investor has withdrawn funds in the interim, a negative cash balance may result. Amounts received on Borrower Loans corresponding to an investor’s Notes payments and deposited into such investor’s account are subject to set-off against any negative balance or shortfall in the account.

Borrowers may not view or treat their obligations to LOF as having the same significance as loans from traditional lending sources.

The investment return on the Notes depends on borrowers fulfilling their payment obligations in a timely and complete manner under the corresponding Borrower Loan. Borrowers may not view marketplace lending obligations originated through our marketplace as having the same significance as other credit obligations arising under more traditional circumstances. If a borrower neglects their payment obligations on a Borrower Loan upon which payment of an investor’s Note is dependent or chooses not to repay their Borrower Loan entirely, such investor may not be able to recover any portion of the investment in a Note.

In general, the Borrower Loans do not contain any cross-default or similar provisions. If a borrower defaults on any of their other debt obligations, our ability to collect on the Borrower Loan on which an investor’s Note is dependent for payment may be substantially impaired.

The Borrower Loans do not contain cross-default provisions. A cross-default provision makes a default under certain debt of a borrower an automatic default on other debt of that borrower. Because the Borrower Loans do not contain cross-default provisions, a Borrower Loan will not be placed automatically in default upon that borrower’s default on any of the borrower’s other debt obligations. If a borrower defaults on debt obligations owed to a third party and continues to satisfy the payment obligations under the Borrower Loan, the third party may seize the borrower’s assets or pursue other legal action against the borrower before the borrower defaults on the Borrower Loan, which may affect our ability to collect from the borrower when or if the Borrower Loan becomes delinquent.

Borrowers may seek the protection of debtor relief under federal bankruptcy or state insolvency laws, which may result in the nonpayment of an investor’s Notes.

    Borrowers may seek protection under federal bankruptcy law or similar laws. If a borrower files for bankruptcy (or becomes the subject of an involuntary petition), a stay will go into effect that will automatically put any pending collection actions on the Borrower Loan on hold and prevent further collection action absent bankruptcy court approval. If we receive notice that a borrower has filed for protection under the federal bankruptcy laws, or has become the subject of an involuntary bankruptcy petition, we will put the borrower’s account into a “bankruptcy status.” When this occurs, we terminate automatic monthly Automated Clearing House (ACH) debits on the Borrower Loan and we will not undertake collection activity without bankruptcy court approval. Whether any payment will ultimately be made or received on a Borrower Loan after a bankruptcy status is declared depends on the borrower’s particular financial situation. In most cases, however, unsecured creditors such as LOF receive nothing, or only a fraction of their outstanding debt and, as a result, an investor who has purchased a corresponding Note may lose all or a substantial portion of the investment.

Federal law entitles borrowers who enter active military service to an interest rate cap and certain other rights that may inhibit the ability to collect on Borrower Loans and reduce the amount of interest paid on the corresponding Notes.

Federal law provides borrowers on active military service with rights that may delay or impair our ability to collect on a Borrower Loan corresponding to an investor’s Note. The Servicemembers Civil Relief Act (“SCRA”) and other similar state laws require that the interest rate on preexisting debts, such as Borrower Loans, be set at no more than 6% while the qualified service member or reservist is on active duty. A holder of a Note that is dependent on such a Borrower Loan for payment will not receive the difference between 6% and the original stated interest rate for the Borrower Loan during any such period. The SCRA also permits courts to stay proceedings and the execution of judgments against service members and reservists on active duty, which may delay recovery on any Borrower Loans in default, and, accordingly, payments on the corresponding Notes.

Beginning October 3, 2016, the Military Lending Act (“MLA”) prohibits requiring covered borrowers, which include active military servicemembers and their dependents, to waive the right to legal recourse or to submit to arbitration. This may delay recovery on any relevant Borrower Loans in default, and, accordingly, payments on the corresponding Notes.

If there are any amounts under such a Borrower Loan still due and owing to LOF after the final maturity of the corresponding Notes, LOF will have no further obligation to make payments on such Notes, even if it receives payments on the Borrower Loan after the final maturity of such Notes. In addition, as part of the borrower registration process, we do not request borrowers to confirm if they are qualified service members or reservists within the meaning of the SCRA or the MLA.

The Federal Trade Commission’s Holder in Due Course Rule may substantially impair an investor’s ability to recoup the full purchase price of a Note or to receive the interest payments that such investor expects to receive on the Note.

The Federal Trade Commission’s Holder in Due Course Rule, which in certain circumstances permits borrowers to assert any claims and defenses that they would have had against a seller of goods or services obtained with the proceeds of a loan against an originator or subsequent purchaser of the loan, could allow certain borrowers to raise such defenses against LOF to the extent of the outstanding loan balance. If such defenses are successfully raised, LOF will be unable to collect on the loan and it is unlikely that any further payment will be made on the corresponding Notes.

The death of a borrower may substantially impair an investor’s ability to recoup the full purchase price of a Note or to receive the interest payments that such investor expects to receive on the Note.

    If a borrower dies with an outstanding Borrower Loan, LOF is required, upon receiving notice of the death, to stop accepting automatic loan payments and to refund any payments that were automatically debited after the borrower’s date of death. Though we may seek to work with the executor of the borrower’s estate to obtain repayment of the loan, the borrower’s estate may not contain sufficient assets to repay the loan, or its executor may prioritize repayment of other creditors. In addition, if a borrower dies near the end of the term of their Borrower Loan, the time required for the probate of the borrower’s estate will likely extend beyond the Notes’ final maturity date, after which date LOF will cease to have any obligation to make payments on the Notes.

RISKS INHERENT IN INVESTING IN THE NOTES

LOF is not obligated to indemnify Note holders or repurchase Notes except in limited circumstances.

LOF is only obligated to repurchase Notes or indemnify holders of Notes in limited circumstances. These circumstances include if (i) a material payment default under the corresponding Borrower Loan occurs as a result of verifiable identity fraud; (ii) LOF includes a risk rating different from the risk rating we calculated, or we calculate the risk rating incorrectly; or (iii) any errors in Auto Invest cause an investor to purchase a Note from LOF that such investor would not otherwise have purchased or that differs materially from the Note, in which cases LOF also has the option to cure such error. In addition, LOF is not required to repurchase Notes or indemnify holders of Notes if the holder’s investment is not realized in whole or in part due to fraud other than verified identity theft, or due to other false or inaccurate statements or omissions of fact in a listing, whether in credit data, borrower representations or similar indicia of borrower intent and ability to repay the loan.

LOF might incur indemnification and repurchase obligations that exceed its projections, in which case it may not have sufficient liquidity to meet its indemnification and repurchase obligations.

LOF believes its liquidity will be sufficient to meet its reasonably anticipated indemnification and repurchase obligations. In determining its expected liquidity needs with respect to indemnification and repurchase obligations, LOF considers the history of such obligations incurred by it. Nonetheless, there can be no assurance that if LOF is obligated to repurchase a Note or indemnify a Note holder, that it will be able to meet its repurchase or indemnification obligations. If LOF is unable to meet its indemnification and repurchase obligations with respect to a Note, the investor in such Note may lose all of such investor’s investment in the Note.

If an investor decides to invest through our marketplace and concentrate their investment in a single Note, such investor may increase their risk of borrower defaults.

The expected return on an investor’s investment in Notes depends on the performance of the borrowers under the corresponding Borrower Loans. There are a wide range listings in the marketplace and LOF expects some borrowers to default on their loans. If an investor decides to invest through our marketplace and concentrate his or her investment in a single Note, such investor’s entire return will depend on the performance of a single Borrower Loan. For example, if an investor plans to purchase $250 (not in thousands) of Notes, and chooses to invest the entire $250 in a single Note instead of in four $50 (not in thousands) Notes corresponding to the Borrower Loans of four different borrowers, such investor’s entire $250 investment will depend on the performance of a single Borrower Loan. Investors may find it desirable to diversify their portfolio in order to reduce the risk that they could lose their entire investment due to a single default, or a small number of defaults. However, diversification does not eliminate the risk that investors may lose some, or all, of their investment in Notes.

Prepayments of the Reference Loan may materially reduce (or eliminate) future Amount Due and your realized yield; you bear reinvestment risk.

Borrowers may prepay all or part of a Borrower Loan at any time without penalty. Prepayments are applied by LOF first to any accrued interest and then to principal (or as otherwise permitted by the loan agreement and servicing policy). Because Amount Due on the Notes are calculated by reference to amounts applied to the related Borrower Loan (the “Reference Loan”), prepayments can reduce future Amount Due, including to zero after a full payoff.

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Full prepayment. If the borrower prepays the entire outstanding balance of the Reference Loan, the Amount Due for the applicable period will include (i) 100% of principal applied to the Reference Loan for that period (not to exceed the then-outstanding Note principal) and (ii) 85% of interest applied to the Reference Loan for that period (net of LOF’s 15% servicing fee on interest and any permitted third-party collection costs). After the payoff date, no further Amount Due will accrue on that Note.

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Partial prepayment. If the borrower prepays only a portion of principal, the outstanding Note principal decreases by the corresponding Principal Component paid for that period, and future Interest Components may be lower because they are calculated by reference to the Reference Loan’s subsequent interest applications on a smaller balance.

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No make-whole / no prepayment premium. The Reference Loan does not impose a prepayment penalty, and the Notes do not provide any make-whole, yield-maintenance, or premium. As a result, you may not receive all of the interest you originally expected, particularly if a prepayment occurs early (including shortly after Note issuance).

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Servicing fee on interest. LOF’s 15% servicing fee applies to interest amounts applied to the Reference Loan including interest paid in connection with a prepayment; no servicing fee applies to principal.

•	Reinvestment risk. Following a prepayment, you may be unable to reinvest returned principal at a comparable rate or on comparable terms available at the time you purchased the Note.
•	No obligation to advance. LOF has no obligation to advance, guarantee, or otherwise make up interest you do not receive due to a prepayment.

Prevailing interest rates may change during the term of the Notes. If this occurs, investors may receive less value from the purchase of Notes in comparison to other ways they may invest their money. Additionally, borrowers may prepay their Borrower Loans due to changes in interest rates, and investors may not be able to redeploy the amounts received from prepayments in a way that offers the return expected from the Notes.

The Borrower Loans on which the Notes are dependent for performance calculations, bear fixed, not floating, rates of interest. If prevailing interest rates increase, the interest rates on Notes investors purchase might be less than the rate of return they could earn if they had invested the purchase price in a different investment.

We may choose or be required to implement payment and collections relief programs in response to natural disasters, public health emergencies or crises, which may extend or otherwise alter the repayment schedule of Borrower Loans and reduce the expected return on the corresponding Notes.

As a result of the rising risk of natural disasters such as hurricanes, fires, and earthquakes, public health emergencies, and other crises, we may choose or be required to implement payment and collection relief programs for affected Borrower Loans, which may impact the repayment schedule and terms of Borrower Loans and the returns received on corresponding Notes.

We commingle borrower payments with our operating funds and do not use lockboxes or trust accounts.

    Borrower remittances are deposited into our general operating accounts; we do not maintain lockbox, trust, custodial, or otherwise segregated accounts for investors, and you have no security interest in those funds or in our assets. We determine and pay amounts due to you from our general funds based on our internal records. If we experience financial distress or enter bankruptcy, undisbursed borrower remittances and amounts held for distribution could be deemed our property and be subject to claims of our creditors, bank set-offs, chargebacks, or freezes. In such circumstances, payments to you could be delayed, reduced, or not made at all. See also ‘Description of Notes—General-funds payment covenant’ for a detailed explanation of how calculations reference loan activity while payments come from LOF’s general funds.

We may not set appropriate interest rates for Borrower Loans.

We set interest rates for all Borrower Loans based on borrower financial account data, as well as additional factors such as Borrower Loan terms, the economic environment and competitive conditions. If we set interest rates for Borrower Loans too low, investors may not be compensated appropriately for the level of risk that they are assuming in purchasing Notes, while setting the interest rate too high may increase the risk of non-payment. In either case, a failure by us to set rates appropriately may adversely impact the ability of investors to receive returns on their Notes that are commensurate with the risks they have assumed in acquiring such Notes.

Underwriting and model risk

Our approval and pricing decisions rely on borrower-supplied data, bank-link/identity-verification data, and our proprietary risk-rating models. These inputs may be incomplete, inaccurate, or change over time, and our models may misestimate default probability or loss severity. Returns may be adversely affected if approvals or pricing are based on incorrect data or model limitations. Our ‘risk-rating failure’ remedy is narrow (e.g., miscalculation) and does not cover ordinary credit underperformance.

The Investor Registration Agreement contains provisions that limit certain legal rights of investors in relation to LOF.

Investors purchase Notes under an Investor Registration Agreement with LOF that includes issuer-favorable terms. For specified breaches of LOF’s representations and warranties about a Note (and certain identity-theft cases), LOF’s exclusive remedy, at its election, is to cure, repurchase the Note at the then-outstanding principal, or indemnify the investor; this does not apply to every breach of the Agreement. LOF may, with or without cause and with or without notice, restrict an investor’s access to the platform/website, and may terminate for cause (which may occur immediately and with or without notice). Investors must indemnify LOF for losses arising from the investor’s material breach, actions or omissions in connection with the platform, and certain third-party claims related to the investor’s platform use (the Agreement does not add website/business or trademark-infringement indemnities). Arbitration is optional and requires both parties’ election; LOF pays up to $1,000 of filing/administration/arbitrator fees and reimburses investor-paid fees if the investor prevails; each party bears its own attorneys’ fees unless law provides otherwise; class or representative proceedings are not permitted; and federal securities-law claims against LOF and its officers/managing members are carved out.

The Notes will not be listed on any securities exchange and can be held only by registered Live Oak Financial investors. Further, no trading platform for the transfer of Notes exists and there can be no assurance a trading platform for the transfer of Notes will develop in the future. Therefore, investors should be prepared to hold the Notes they purchase until maturity.

    The Notes will not be listed on any securities exchange and all Notes must be held by registered Live Oak Financial investors. This is a platform policy; Reg A securities are not subject to transfer restrictions. We may, in our sole discretion, permit the establishment of another platform on which a secondary market may be made with respect to the Notes, there can be no assurance a trading platform for the Notes will develop in the future. Therefore, Note purchasers must be prepared to hold their Notes to maturity.

The U.S. federal income tax consequences of an investment in the Notes are uncertain.

There are no statutory provisions, regulations, published rulings or judicial decisions that directly address the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. However, although the matter is not free from doubt, LOF treats the Notes as debt instruments that have original issue discount (“OID”) for U.S. federal income tax purposes. Where required, LOF intends to file informational returns with the U.S. Internal Revenue Service (“IRS”) in accordance with such treatment unless there is a change or clarification in the law, by regulation or otherwise, that would require a different characterization of the Notes. Investors should be aware, however, that the IRS is not bound by LOF’s characterization of the Notes and the IRS or a court may take a different position with respect to the Notes’ proper characterization. For example, the IRS could determine that, in substance, each investor owns a proportionate interest in the corresponding Borrower Loan for U.S. federal income tax purposes or, for example, the IRS could instead treat the Notes as a different financial instrument (including an equity interest or a derivative financial instrument). Any different characterization could significantly affect the amount, timing, and character of income, gain or loss recognized in respect of a Note. For example, if the Notes are treated as LOF’s equity, (i) LOF would be subject to U.S. federal income tax on income, including interest, accrued on the corresponding Borrower Loans but would not be entitled to deduct interest or OID on the Notes, and (ii) payments on the Notes would be treated by the Note holder for U.S. federal income tax purposes as dividends (that may be ineligible for reduced rates of U.S. federal income taxation or the dividends-received deduction) to the extent of LOF’s earnings and profits as computed for U.S. federal income tax purposes. A different characterization may significantly reduce the amount available to pay interest on the Notes. Investors are strongly advised to consult their own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the Notes (including any possible differing treatments of the Notes).

LOF’s ability to pay principal and interest on a Note may be affected by its ability to match the timing of its income and deductions for U.S. federal income tax purposes.

Investors should be aware that LOF’s ability to pay principal and interest on a Note may be affected by its ability, for U.S. federal income tax purposes, to match the timing of income it receives from a corresponding Borrower Loan that it holds and the timing of deductions that it may be entitled to in respect of payments made on the Notes that it issues. For example, if the Notes are treated as contingent payment debt instruments for U.S. federal income tax purposes but the corresponding Borrower Loans are not, there could be a potential mismatch in the timing of LOF’s income and deductions for U.S. federal income tax purposes, and LOF’s resulting tax liabilities could affect its ability to make payments on the Notes.

Company participation, allocation discretion, and servicing judgments create actual and potential conflicts of interest; our interests may diverge from yours.

We (including officers and employees) may purchase Notes offered on the Platform and may choose not to offer Notes corresponding to certain Borrower Loans that we originate, retaining those loans (or related Notes) for our own account. These practices present actual and potential conflicts of interest, including:

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Funding & fee incentives. Our participation in a listing can help the listing reach 100% funding faster (or at all), which enables us to earn origination and servicing fees that we would not earn if the listing failed to fund.

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Allocation & adverse selection. Because we control whether to offer Notes tied to a particular Borrower Loan, we could retain loans (or Notes) we view as more attractive and offer others to investors, which could adversely affect investor outcomes.

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Information asymmetry. Although we intend to participate on the same terms and based on the same information provided to all investors, we originate and service the Borrower Loans and may develop insights not fully captured in the listing materials.

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Servicing & workout discretion. We determine charge-offs, modifications, extensions, litigation, and sales of charged-off accounts. When we also hold Notes, our servicing decisions may benefit us (e.g., timing of charge-offs, whether to settle or litigate) at your expense.

•	Priority & process. Our own purchases could compete with investor orders, including Auto-Invest allocations, and may affect which listings fund.
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Residual economics. We retain a servicing fee on interest and may incur/recoup third-party collection costs; these economics may incentivize actions that are not aligned with maximizing your returns on a given Note.

We have adopted the following policies designed to address these conflicts, though they will not eliminate them:

•	Same terms; same info. Any Company purchases of Notes will be at the same price and terms as offered to investors, based on the same listing information.
•	Participation cap. Company participation in any Notes will be capped at 49% of the Reference Loan’s principal.
•	Transparent disclosure. We will disclose Company participation for each Reference Loan on the listing page.
•	Allocation policy. We will apply a neutral allocation for overlapping Auto-Invest and Company orders and will not give Company orders priority over investor orders.
•

Servicing decisions and compensation alignment Servicing and workout actions (including timing of charge-offs, extensions, settlements, litigation, and sales) are made in accordance with the loan documents and uniform platform procedures and are not based on LOF’s own investment in any Notes. Personnel who make or approve servicing decisions are not compensated based on LOF’s holdings or the performance of any particular Note, and any borrower modification is applied pro rata across all Notes in the affected Series.

Loan/Note retention policy. We will not decide whether to offer Notes for a particular Borrower Loan based on expected performance or material non-public information. We will offer Notes for all Borrower Loans that meet our listing eligibility criteria except where one of the following applies: (i) regulatory or platform limits prohibit or restrict an offering (e.g., offering/borrower caps, state restrictions); (ii) the loan is not an unsecured personal loan (the only loan type currently offered on the Platform); (iii) the loan is a privately negotiated loan between LOF and a specified counterparty and not intended for listing; or (iv) the loan’s terms are outside our current scope (term 2–24 months; principal $250–$5,000). We disclose any Company participation for each Series and cap Company/affiliate participation at 49% of Reference Loan principal. If operational capacity constraints prevent us from listing otherwise-

eligible loans, we will apply a neutral, non-performance-based method to allocate capacity and will not prioritize Company orders over investor orders.

Despite these measures, these conflicts still exist and could materially and adversely affect your returns. You should assume that we may act in our own interest where permitted.

RISKS RELATED TO LOF, OUR MARKETPLACE AND OUR ABILITY TO SERVICE THE NOTES

Key-person risk; We depend heavily on a single executive; the loss of this individual—or limits on their time—could materially harm our business and your investment.

Our day-to-day operations, including borrower underwriting, platform oversight, compliance, financial reporting, and servicing, are concentrated in one executive and we currently have no employees. We do not maintain a long-term employment agreement or key-person insurance. If this individual were to become unavailable (whether by death, disability, resignation, or other reasons), or if their capacity were constrained, we could experience delays, errors, or interruptions in originating Borrower Loans, maintaining our platform, calculating and remitting Amount Due on the Notes, preparing financial statements, and meeting legal and regulatory obligations. Recruiting and onboarding qualified replacements or contractors could be difficult, costly, and time-consuming, and there can be no assurance we would be able to do so on acceptable terms or at all. Any of the foregoing could materially and adversely affect our business, financial condition, results of operations, and ability to meet our obligations on the Notes.

A decline in economic conditions may adversely affect our customers, which may negatively impact our business and results of operations.

As a lending marketplace, we believe our customers are highly susceptible to uncertainties and negative trends, real or perceived, in the markets driven by, among other factors, general economic conditions in the United States and abroad. These external economic conditions and resulting trends or uncertainties could adversely impact our customers’ ability or desire to participate in our marketplace as borrowers or investors, and consequently could negatively affect our business and results of operations.

Bankruptcy or insolvency of LOF could delay, reduce, or eliminate payments on the Notes; recoveries may be materially less than the Amount Due and could be zero.

Although LOF is operated with corporate formalities intended to reduce the likelihood of a bankruptcy or similar proceeding, there is no assurance such a proceeding will not occur. If LOF were to become subject to bankruptcy or similar proceedings, payments on the Notes could be limited, suspended, or stopped due to the automatic stay and other court orders, and any recovery could be substantially delayed and significantly less than the Amount Due (as defined under “Description of Notes—Calculation of Amount Due”). Noteholders are general unsecured creditors of LOF and would share pari passu with LOF’s other general unsecured creditors after satisfaction of any senior claims and administrative expenses. Even if borrowers continue to remit payments on Borrower Loans, Noteholder recoveries in a bankruptcy may bear no relationship to Reference Loan performance.

Corporate safeguards do not make LOF bankruptcy-remote; governance features may reduce—but cannot eliminate—insolvency risk.

LOF’s limited liability company agreement includes governance features (e.g., independent managing member consent for voluntary bankruptcy, limitations on certain activities) designed to reduce insolvency risk. These measures do not make LOF bankruptcy-remote and cannot prevent involuntary filings, unexpected liabilities, adverse operating results, or other events that could lead to insolvency. There is no guarantee that fee income or other revenues will be sufficient to meet LOF’s obligations. LOF does not grant Noteholders any lien or pledge over Borrower Loans, borrower remittances, or LOF bank accounts. If LOF enters bankruptcy, its assets—including Borrower Loans and cash in LOF’s general operating accounts—would become property of the bankruptcy estate and available to satisfy creditor claims in accordance with applicable law.

Borrower behavior and servicing during an LOF bankruptcy could adversely affect Amount Due and timing of payments.

If LOF enters bankruptcy, some borrowers may delay or suspend remittances due to confusion or uncertainty, even without a legal right to do so. Servicing transitions, system freezes, or court restrictions could interrupt or slow normal collections and application of payments, which may reduce the Amount Due on Notes and delay distributions to Noteholders. Court orders may restrict LOF from making any distributions to Noteholders unless and until authorized.

Post-petition interest on unsecured Notes may not be allowed; allowed claims may be limited to principal and pre-petition accrued amounts.

In bankruptcy, post-petition interest on unsecured claims is generally not allowed. If Noteholders receive a distribution, it may be limited to principal and any interest accrued only up to the bankruptcy filing date (and, depending on the proceeding, possibly less), with no accrual thereafter even if the case lasts months or years. As a result, the total amount distributed to a Noteholder could be substantially less than the Amount Due that would have accrued if no bankruptcy had occurred.

Noteholders have no priority or direct rights in Borrower Loans or remittances; undisbursed borrower payments and LOF cash may be treated as estate property.

The Notes are unsecured corporate obligations of LOF only. Noteholders have no lien, security interest, ownership interest, or trust claim in any Borrower Loan, any borrower remittances, or any LOF bank account. Borrower remittances are deposited into LOF’s general operating accounts. If LOF’s bankruptcy is commenced before LOF disburses amounts to Noteholders, undisbursed funds (including recent borrower remittances) may be treated as property of the estate and may be subject to competing claims of other creditors, court-ordered cash management restrictions, or adequate-protection arrangements. Senior secured creditors (if any in the future) or providers of debtor-in-possession financing may have priority over LOF’s cash and other assets, further reducing recoveries available to Noteholders.

Access to funds during a bankruptcy may require court approval; delays are likely and outcomes are uncertain.

Administration of LOF’s cash and operations during bankruptcy will be controlled by the debtor-in-possession or a trustee, subject to court oversight. Noteholders may need a court order granting relief from the automatic stay or authorizing distributions before any payments can be made. Obtaining such relief can be time-consuming and uncertain, and courts have broad equitable powers. There is no assurance that Noteholders will receive any distributions, or that distributions—if authorized—will be timely.

Repurchase and indemnification rights may be stayed or recharacterized as unsecured claims; specific performance may be unavailable.

Any Noteholder right to require LOF to repurchase a Note or indemnify a holder (e.g., for identity-theft defaults, risk-rating failures, or Auto-Invest errors) will be subject to the automatic stay and may be unenforceable without court approval. Such obligations may be treated as general unsecured claims for damages rather than being specifically enforceable, and any recovery may be delayed and cents-on-the-dollar (or none). Ipso facto provisions (i.e., rights triggered solely by bankruptcy) may be limited or unenforceable under applicable law.

Important clarifications about payment source and Noteholder status in an LOF bankruptcy.

Payments to Noteholders—when made—are paid by LOF from its general funds in the Amount Due (if any) calculated for a period. Noteholders are creditors of LOF, not of any borrower. They have no right to demand that LOF segregate borrower remittances, maintain Series-Level lockboxes, or pay from a particular asset or account. In a bankruptcy or similar proceeding, these structural features increase the risk that distributions to Noteholders will be delayed, reduced, or eliminated.

LOF may waive or modify Borrower Loans without Noteholder consent; such actions can reduce the Amount Due (including to zero), change timing of payments, or reduce recoveries.

LOF is obligated to use commercially reasonable efforts to service and collect Borrower Loans in accordance with industry standards. Subject to that obligation, LOF may, without Noteholder consent:

•	Non-material changes: waive or modify any non-material term, consent to temporary forbearance, or grant other non-material indulgences.
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Material changes in distress: if a Borrower Loan is in default, a default is reasonably foreseeable, or a modification is otherwise consistent with our servicing standard, waive or modify a material term, accept a discounted payoff or settlement, extend or re-age a loan, capitalize interest, reduce the interest rate, change payment schedules, or take similar actions if we reasonably and prudently determine the action will not be materially adverse to the interests of the affected Noteholders.

Any such action may reduce or eliminate the Amount Due on the corresponding Notes for one or more periods, delay timing of payments, and/or reduce recoveries (for example, through reduced rates, extended terms, or discounted settlements). Charged-off loans may be sold; sale proceeds, if any, are applied under our policies and may be significantly less than contractual amounts. We will notify affected Noteholders of material modifications or charge-offs through their account information, statements, or platform notices; however, we are not required to seek or obtain Noteholder approval. There can be no assurance that we will collect contractual principal or interest or that charged-off loans can be sold on favorable terms; regulatory or business considerations may further constrain servicing actions.

When LOF hold Notes, our servicing decisions may present conflicts of interest and could adversely affect your returns.

LOF (officers or employees) may purchase and hold Notes. When we are both the issuer/servicer and a holder of Notes, our economic interests may diverge from yours, and our servicing decisions may favor outcomes that benefit us (or reduce our risk) even if those outcomes reduce or delay the Amount Due on your Notes. Examples include:

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Workout and modification choices. We control charge-offs, extensions, re-aging, interest-rate reductions, capitalization of interest, discounted payoffs/settlements, forbearances, and the decision to litigate or sell accounts. These actions can reduce or eliminate Amount Due, extend timing, or change recovery profiles on affected Notes.

Application of payments & fee incentives. We retain a 15% servicing fee on interest (no fee on principal) and may retain or pass through certain fees (e.g., late fees) as described under “Servicing & Collections.” This creates an incentive, in some circumstances, to favor interest-

accruing outcomes (e.g., extensions) over faster principal recovery, or to impose/waive fees in ways that may not align with maximizing your returns.
•

Timing of charge-offs and sales. We determine when to charge off and whether/when to sell charged-off accounts. Collection agencies may keep up to 50% of recoveries and legal/transaction fees, which we decide to incur or avoid. Our own Note holdings could influence these choices and the price or timing of any sale of charged-off accounts.

•	Prioritization and resource allocation. We allocate servicing resources across all loans and Notes. We may implicitly prioritize accounts in which LOF hold Notes, which can disadvantage other Notes.
•

Information asymmetry. As originator and servicer, we may possess servicing insights not fully reflected in listing materials or investor dashboards. While we intend to participate on the same terms and information available to other investors, our ongoing access to non-public servicing information can still create a conflict.

•

No Noteholder consent rights. You do not have consent or veto rights over servicing actions. We will notify affected Noteholders of material modifications or charge-offs through account statements or platform notices, but we are not required to seek or obtain Noteholder approval.

We may incur additional indebtedness—including secured or senior obligations—and existing Operating Agreement limits may be amended or waived without Noteholder consent; additional debt could reduce funds available to pay Amount Due.

The Notes do not contain financial maintenance covenants or negative covenants restricting our ability to incur debt. Our Operating Agreement currently includes a Limitation on Additional Indebtedness that (i) states any additional indebtedness (“New Debt”) shall be junior and subordinate in right of payment to all Borrower-Payment-Dependent Notes, and (ii) permits New Debt only if, on a pro forma basis, our Fixed-Charge Coverage Ratio (FCCR) for the most recent trailing twelve-month period is at least 1.0, as certified by our Chief Financial Officer (or Treasurer). These provisions have important limitations:

•

Amendment/waiver risk. The Operating Agreement provision may be amended, waived, or eliminated without Noteholder consent, potentially permitting us to incur indebtedness that is not subordinated to the Notes or to incur indebtedness without satisfying the FCCR test.

•

Not binding on lenders. Subordination language in our Operating Agreement does not bind third-party lenders unless a separate, executed subordination agreement is obtained. Absent such an agreement, New Debt may rank pari passu with, or senior to, the Notes.

•

Secured debt, liens, and priming. We may incur secured New Debt and grant liens on our assets (including cash, accounts, intellectual property, or servicing rights). In a restructuring, debtor-in-possession financing and adequate-protection or priming orders may give new or existing secured creditors priority over our cash and assets, ahead of the Notes.

•

Bankruptcy and priority claims. In a receivership or bankruptcy, secured creditors, debtor-in-possession lenders, administrative expenses, taxes, wages, and other priority claims may be paid before unsecured creditors regardless of any Operating Agreement provision.

•

FCCR sensitivity and discretion. FCCR relies on EBITDA and other defined terms that involve estimates and judgment and may be satisfied even when our liquidity is limited. The test applies “for primary business purposes,” a broad standard. The CFO (or Treasurer) certificate is internal and may not be audited.

Cash-flow impact and covenants. Additional debt increases fixed charges and may impose operational covenants that constrain our business, reduce cash available for operations, and reduce or delay our ability to pay Amount Due on the Notes.

Even if the Operating Agreement provisions remain in place, there is no assurance future lenders will agree to be subordinated to the Notes or that such provisions would be effective in a court-supervised process. The Notes are unsecured corporate obligations of LOF; Amount Due are calculated by reference to performance of the related Reference Loans and are payable by LOF from its general funds. Increased leverage, secured borrowings, or priority claims could materially reduce the funds available to pay Amount Due to Noteholders.

We may be unable to manage our growth effectively and meet the demands that such growth places on our facilities, employees and infrastructure.

As the number of borrowers, investors, and Borrower Loans originated through our marketplace increases, LOF may need to scale its facilities, personnel, and infrastructure in order to continue performing its obligations effectively and to accommodate the effects that such growth will have on our servicing and marketplace needs.

LOF may continually add new hardware, update its software and marketplace, expand customer support services, and hire new employees to maintain the operations of our marketplace as well as to satisfy its servicing obligations on the Borrower Loans and Notes. If LOF is unable to increase the capacity of our marketplace and maintain the necessary infrastructure to perform these duties, investors may experience delays in the receipt of payments on their Notes and periodic downtime of our marketplace.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The consumer lending market is competitive and rapidly changing. With the introduction of new technologies and the influx of new entrants, we expect competition to persist and intensify in the future, which could harm our ability to increase volume in our marketplace.

Our principal competitors include banking institutions, credit unions, credit card issuers, mortgage lenders, consumer finance companies, and online lending platforms. Competition could result in reduced volumes, reduced fees, or the failure of our marketplace to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we may experience new competition including companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decides to enter our online lending sector, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than Live Oak Financial does and may be able to devote greater resources to the development, promotion, sale and support of their marketplaces and distribution channels. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we are unable to compete with such companies and meet the need for innovation, the use of our marketplace could stagnate or substantially decline.

If Live Oak Financial fails to promote and maintain its brand in a cost-effective manner, it may lose market share and its revenue may decrease.

To succeed, Live Oak Financial must increase transaction volumes in our marketplace by attracting a large number of borrowers and investors in a cost-effective manner. If we are not able to attract qualified borrowers and sufficient investor purchase commitments, we will not be able to increase our transaction volumes. LOF believes that developing and maintaining awareness of its brand in a cost-effective manner is critical to achieving widespread acceptance of our marketplace and attracting new borrower and investors. Furthermore, we believe that the importance of brand recognition will increase as competition in our industry increases. Successful promotion of our brand will depend largely on the effectiveness of marketing efforts, the user experience on our marketplace and our ability to maintain and defend a differentiated brand identity. These brand promotion activities may not yield increased revenues. If we fail to successfully promote, defend and maintain our brand, including through enforcement actions against infringement of our trademark assets, we may lose our existing users to competitors or be unable to attract new users, which would cause our revenue to decrease and may impair our ability to maintain our marketplace.

We are subject to extensive federal, state and local regulation that could adversely impact our ability to service the Notes.

We are subject to extensive federal, state, and local regulation, non-compliance with which could have a negative impact on our ability to service the Notes, provide a trading market for the Notes, or maintain our marketplace.

Additionally, we may be required to obtain and maintain lending licenses, collections licenses, or similar authorizations in various states, each of which has the authority to supervise and examine our activities. If we do not comply with applicable laws, we could face the loss or suspension of these licenses or authorizations, which may adversely affect our ability to perform our servicing obligations or maintain our marketplace.

The Federal Fair Debt Collection Practices Act and similar state debt collection laws regulate debt collection practices by “debt collectors” and prohibit certain practices in the collection of outstanding consumer loans. Some states also impose similar obligations on companies that service accounts, as well as original creditors. While we employ procedures to ensure compliance with these requirements, and obligate third-party collection agencies and other service providers we use to comply with applicable laws in collecting Borrower Loans (and we have sought and will seek to comply with such laws when we undertake direct collection activity in relation to Borrower Loans), it is possible that improper collection practices may occur. Such practices could adversely affect the collectability of particular Borrower Loans originated through our marketplace or could result in financial penalties or operating restrictions being imposed on us, adversely affecting our ability to operate or perform our payment and other obligations.

If we were deemed a broker-dealer (or our personnel deemed unregistered brokers/agents), we could face penalties or rescission risk.

We rely on Exchange Act Rule 3a4-1 for our associated persons to participate in offers and sales without broker registration, and we register as an issuer-dealer with agent registrations in Texas. If a regulator were to disagree with our analysis or if our state registrations lapsed, we could be required to halt the offering, register as a broker-dealer (and register individuals as agents), pay fines or penalties, offer rescission to investors, and incur additional compliance costs. Any such outcome could adversely affect our business and financial condition.

The proprietary technology that makes operation of our marketplace possible is not fully protected by patents. It may be difficult and costly for LOF to protect its intellectual property rights in relation thereto, or to continue to develop or obtain new technologies, which could adversely affect its ability to operate competitively.

LOF’s ability to maintain our marketplace depends, in part, upon our proprietary technology. We have taken steps to protect our proprietary interests in this technology through confidentiality agreements and other measures and intend to continue to vigorously protect these interests. Despite our best efforts, however, we may not be able to effectively protect the proprietary technology, which could allow competitors to replicate our platform and adversely affect our ability to compete. A third party may attempt to reverse engineer or otherwise obtain and use the proprietary technology without LOF’s consent. In addition, our marketplace may inadvertently infringe upon claims of third-party patents, and LOF may face intellectual property challenges from such parties. LOF may not be successful in defending against these challenges or in negotiating agreements to resolve any intellectual property disputes. Furthermore, the technology may become obsolete, and there is no guarantee that LOF will be able to successfully develop, obtain, or use new technologies to adapt our marketplace to compete with other companies. If LOF cannot protect the proprietary technology used in our marketplace from intellectual property challenges, or if our technology becomes obsolete, our ability to maintain the marketplace and perform our servicing obligations could be adversely affected, potentially impairing our ability to continue making payments on the Notes.

LOF relies on a third-party services to operationally originate Borrower Loans and service the Notes. If LOF is unable to continue utilizing these services, its business and ability to service the Notes may be adversely affected.

We rely on third-party vendors for account linking, identity verification, payment origination, and risk scoring. We use Plaid for bank-linking and Plaid Transfer to initiate ACH payments (and, where available, RTP®/FedNow®); ACH entries are originated by partner banks that serve as our ODFI through Plaid’s connections. An outage, termination, bank partner change, rule change (e.g., NACHA), or a failure of these services could delay funding, increase ACH returns, or impair our ability to service the Notes. We do not control these third parties or the ACH, RTP®, or FedNow® networks.

Because ACH files are submitted through an ODFI (Originating Depository Financial Institution) bank, we are subject to that bank’s underwriting, exposure limits, return-rate thresholds, and cut-off times. A reduction in limits or termination by an ODFI could require us to pause or reroute payments until a replacement is implemented

Operating from a residential location with on-premises systems exposes us to elevated physical, operational, and cybersecurity risks that could disrupt our business.

Our principal office is a residence, and portions of our computing and data storage infrastructure are located on-premises rather than in redundant third-party facilities. A residential site typically has more limited physical access controls, power redundancy, climate control, and network diversity than commercial or data-center environments. As a result, events such as burglary, vandalism, doxxing/targeted harassment, fire, water damage, power or ISP outages, or other natural or man-made incidents could compromise or render systems unavailable, damage equipment or data, or require us to suspend or curtail operations. Although we maintain information-security and business-continuity procedures, these measures may be insufficient to prevent or remediate an incident, and we may not be able to restore operations promptly or without loss. We could incur significant costs to repair or replace equipment, relocate infrastructure, notify affected persons, and address regulatory or contractual obligations, and we could suffer reputational harm. Any prolonged outage or data loss could impair our ability to originate loans, service the Notes, or timely calculate Amount Due, which could materially and adversely affect our business and your investment.

If the security of LOF’s investors’ and borrowers’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, users’ secure information may be stolen, our reputations may be harmed, and we may be exposed to liability.

As with any entity with a significant Internet presence, we and certain third party vendors may occasionally experienced cyber-attacks, breaches of our and their systems and other similar incidents, which to-date have not occurred or had any material effect on our business, operations or reputation. Future attacks may occur. Our marketplace stores LOF’s investors’ and borrowers’ bank information and other personally-identifiable sensitive data. Any accidental or willful security breaches or other unauthorized access could cause users’ secure information to be stolen and used for criminal purposes. Security breaches or unauthorized access to secure information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee or contractor error, malfeasance, faulty password management or otherwise, or if design flaws in the relevant software are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any investors’ or borrowers’ data, LOF’s relationships with its users could be severely damaged, and LOF could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, our hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our users to lose confidence in the effectiveness of LOF’s data security measures. Any security breach, whether actual or perceived, would harm our reputations, and we could lose users.

Our marketplace may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions.

Our marketplace may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. If a hacker were able to infiltrate our marketplace, users would be subject to the increased risk of fraud or borrower identity theft and may experience losses on, or delays in the recoupment of amounts owed on, a fraudulently induced purchase of a Note. Additionally, if a hacker were able to access our secure files, they might be able to gain access to users’ personal information. While we have taken steps to prevent such activity from affecting our marketplace, if we are unable to prevent such activity, the value of investors’ investment in the Notes could be adversely affected.

Purchasers of Notes will have no control over us and will not be able to influence our corporate matters.

LOF is not offering and will not offer equity interests in its company. Investors who purchase Notes offered through our marketplace will have no equity interest in either of us and no ability to vote on or influence our decisions. As a result, LOF will continue to have sole control over LOF’s governance matters, subject to the presence of LOF’s independent managing members, whose consent will be required before LOF can take certain extraordinary actions, and subject to the limitations specified in LOF’s organizational documents.

Live Oak Financial may enter into acquisitions that may be difficult to integrate, fail to achieve their strategic objectives, disrupt our business or divert management attention.

    LOF may enter, and may continue to enter, into acquisitions of businesses, technologies and products intended to complement its existing business, solutions, services and technologies. LOF cannot provide assurance that the acquisitions it has made or will make in the future will provide it with the benefits or achieve the results anticipated in entering into the transaction. Acquisitions are typically accompanied by a number of risks, including: difficulties assimilating and retaining the management and other personnel, culture and operations of the acquired businesses; potential disruption of ongoing business and distraction of management; difficulties in maintaining acceptable standards, controls, procedures and policies, including integrating financial reporting and operating systems, particularly with respect to foreign and/or public subsidiaries; potential loss of existing or acquired strategic operating partners, users and customers following an acquisition; difficulties in integrating acquired technologies and products into our solutions and services; and unexpected costs and expenses resulting from the acquisition, and potential unknown liabilities associated with acquired businesses.

Events beyond our control may damage our ability to maintain adequate records, maintain our marketplace or perform the servicing obligations. If such events result in a system failure, investors’ ability to receive principal and interest payments on the Notes would be substantially harmed.

If a catastrophic event resulted in a marketplace outage and physical data loss and/or affected our electronic data storage and back-up storage systems, LOF ability to perform its servicing obligations would be materially and adversely affected. Such events include, but are not limited to, fires, earthquakes, terrorist attacks, natural disasters, computer viruses and telecommunications failures. In the event of any marketplace outage or physical data loss described in this paragraph, LOF cannot guarantee that investors would be able to recoup their investment in the Notes.

Events beyond our control, such as public health emergencies, international conflicts, natural disasters, or other catastrophic events may damage our ability to continue operations without disruptions, including our ability to attract new borrowers and investors, retain existing investors, as well as the ability of existing borrowers to repay their loans. If such events continued for an extended period of time and LOF is unable to attract sufficient investor purchase commitments from new and existing investors, our business and results of operations may be materially adversely affected.

Our business is subject to the risk that external events, such as public health emergencies, natural disasters, or other catastrophic events, could disrupt our day-to-day operations and impair the activities of borrowers and investors on our marketplace. Unforeseen events, or the prospect of such events, including acts of war (including the invasion of Ukraine by Russia), terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fires, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our vendors or result in political or economic instability. These events could reduce demand for our products or make it difficult or impossible to receive services from our vendors. Any such disruption could also damage our reputation, which would further lower investor or borrower demand for our products. We could also be subject to claims or litigation with respect to losses caused by such disruptions. Our property and business interruption insurance may not cover a particular event at all or be sufficient to fully cover our losses.

Additionally, a potential recession or volatility in capital markets as a result of public health emergencies may cause existing investors to cease or significantly decrease their investment in Borrower Loans through our marketplace. For existing borrowers, any resulting work slowdowns or stoppages may directly result in the inability to make loan payments, and may impair investors’ ability to receive principal and interest payments on the corresponding Notes. If such events continued for an extended period of time and LOF is unable to attract sufficient investor purchase commitments from new and existing investors, our business and results of operations may be materially adversely affected.

Changes in interest rates could materially and adversely impact our marketplace.

Various economic factors have resulted in a significant increase in interest rates. Such an increase could have a negative impact on our loan marketplace by decreasing the ability of borrowers to repay their current loan obligations on Borrower Loans and reducing Borrower Loan origination volume. Borrowers may also be more likely to incur additional unsecured or secured debt in an effort to mitigate the effects of the increase in interest rates, which may further reduce their likelihood of repaying Borrower Loans. The increase in interest rates has, and could continue to, also reduce investor demand for Borrower Loans, as investors may have less capital to invest in our Notes and may seek alternative investment options. Although we may adjust our pricing to account for the increase in the cost of funds and increased credit risk and may continue to do so in the future, we may not be able to fully offset higher costs through rate increases, which may affect the ability of our investors to generate the risk adjusted returns expected for their investment.

Because our Notes are being offered pursuant to Regulation A, the Trust Indenture Act of 1939 does not apply, and you will not have the protections of a TIA-qualified indenture or trustee.

We expect to offer the Notes in reliance on Regulation A. Under 17 C.F.R. § 260.4a-2, securities issued in accordance with Regulation A are exempt from the Trust Indenture Act of 1939. As a result, the Notes will not be issued under an indenture qualified under the TIA, and we are not required to appoint a TIA-qualified trustee. The rights of Noteholders will therefore be governed solely by the Note and the related subscription or purchase documents, which may afford fewer procedural and substantive protections than those required under a TIA-qualified indenture (for example, trustee reporting, certain default-related protections, and limitations on amendments). Any remedies you may have will depend on, and may be limited by, the terms of those governing documents and applicable law.

LOF is a development stage company with a limited operating history, which makes an investment in the Notes speculative and risky.

LOF is a newly established company with a limited operating history, and there is no assurance that we will be able to successfully execute our business model or achieve profitability. As a development stage company, we face numerous challenges, including but not limited to developing and scaling our marketplace, attracting and retaining borrowers and investors, managing operational and regulatory risks, and establishing a stable and reliable revenue stream. Investors should be aware that development stage company are inherently risky investments due to uncertainties around their business prospects, competition, and market acceptance of their products or services. Additionally, LOF may experience unexpected expenses, delays, or other obstacles in the course of its operations, which could adversely affect our financial condition and ability to meet our obligations under the Notes. There is a risk that LOF may not be able to generate sufficient revenue or raise additional capital to continue operating, which could result in the loss of your investment.

Variability of Amount Due; dependence on Reference Loan performance and our ability to pay—no obligation to advance or guarantee.

The Notes are unsecured corporate debt obligations of LOF. All payments on the Notes are made by LOF from its general funds in the amounts calculated for each period (the “Amount Due”). Amount Due are calculated by reference to amounts applied to principal and interest on the related Borrower Loan (the “Reference Loan”) under “Description of Notes—Calculation of Amount Due.” As a result, Amount Due may vary from period to period and may be zero, including due to borrower delinquency, default, modification, charge-off, or prepayment on the Reference Loan.

You therefore bear two risks: (i) calculation risk—that the Amount Due for a period is reduced (including to zero) because of Reference Loan performance; and (ii) issuer credit risk—that LOF may fail to pay the Amount Due when due. Underperformance of the Reference Loan by itself is not a default by LOF; LOF is in payment default only if it fails to pay the Amount Due (as calculated) after any applicable grace period or upon other customary default triggers. Conversely, even when a positive Amount Due is calculated, we may be unable to pay it due to our own liquidity, leverage, operational, legal, or other constraints. In that case, you could experience payment delays or losses, and, in an insolvency or bankruptcy of LOF, your recovery could be materially less than the Amount Due (and could be zero).

LOF has no obligation to advance, guarantee, or otherwise make up missed or reduced borrower payments and no make-whole or yield-maintenance applies to the Notes. The Notes are not secured by collateral, not guaranteed or insured by any party, and not obligations of any borrower. Borrower remittances do not flow directly to investors and are deposited into LOF’s general operating accounts; you have no lien or security interest in any Borrower Loan, remittance, or LOF account. Your investment may therefore not return your initial principal, and your realized yield may be materially lower than initially expected.

RISKS RELATED TO COMPLIANCE AND REGULATION

Our marketplace model may fail to comply with federal and state securities laws, borrower protection laws, such as state lending laws, federal consumer protection laws and the state counterparts to such consumer protection laws. Borrowers may dispute the enforceability of their obligations under borrower or consumer protection laws after collection actions have commenced, or otherwise seek damages under these laws. Investors may attempt to rescind their Note purchases under securities laws. Regulatory agencies and their state counterparts may investigate our compliance, or the compliance of our business partners, with these regulatory obligations, and may take enforcement action with respect to alleged law violations. Compliance with such regulatory regimes is also costly and burdensome.

Our marketplace model must comply with regulatory regimes applicable to consumer credit transactions as well as with regulatory regimes applicable to securities transactions. Certain state laws generally regulate interest rates and other charges and require certain disclosures, and also require licensing for certain activities. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of Borrower Loans in our marketplace. Our marketplace or activities conducted by our partners or service providers in connection with operation of our marketplace are also subject to other laws, such as:

•	the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their loans;
•

the federal Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; the federal Fair Credit Reporting Act and Regulation V, which regulates the use, reporting and disclosure of information related to each applicant’s credit history;

the federal Fair Debt Collection Practices Act and Regulation F, which regulates debt collection practices by “debt collectors” and prohibits debt collectors from engaging in certain practices in collecting, and attempting to collect, outstanding consumer loans;

•	state counterparts to the above consumer protection laws;
•	state and federal securities laws, which require that any non-exempt offers and sales of the Notes be registered;
•

Section 5 of the Federal Trade Commission Act, which prohibits unfair and deceptive acts or practices in or affecting commerce, and Section 1031 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which prohibits unfair, deceptive or abusive acts or practices in connection with any consumer financial product or service;

•

the federal Gramm-Leach-Bliley Act, which includes limitations on financial institutions’ disclosure of nonpublic personal information about a consumer to nonaffiliated third parties, in certain circumstances requires financial institutions to limit the use and further disclosure of nonpublic personal information by nonaffiliated third parties to whom they disclose such information and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and nonaffiliated entities as well as to safeguard personal customer information, and other privacy laws and regulations;

•	the Bankruptcy Code, which limits the extent to which creditors may seek to enforce debts against parties who have filed for bankruptcy protection;
•	the federal Servicemembers Civil Relief Act, which allows military members to suspend or postpone certain
•	civil obligations so that the military member can devote their full attention to military duties;
•	the federal Military Lending Act, which provides specific protections for active duty service members and their dependents (or covered borrowers) in consumer credit transactions;
•

the federal Electronic Fund Transfer Act and Regulation E promulgated thereunder, which provide disclosure requirements, guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts;

•	the federal Electronic Signatures in Global and National Commerce Act and similar state laws, particularly the
•	Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures; and
•	the federal Bank Secrecy Act, which relates to compliance with anti-money laundering, customer due diligence and record-keeping policies and procedures.

We may not always be in compliance with these laws. Borrowers may make counterclaims regarding the enforceability of their obligations under borrower or consumer protection laws after collection actions have commenced, or otherwise seek damages under these laws. Investors may attempt to rescind their Note purchases under securities laws, and LOF’s failure to comply with such laws could also result in civil or criminal liability. Compliance with these requirements is also costly, time-consuming and limits operational flexibility.

Noncompliance with laws and regulations may impair our ability to facilitate the origination of or service Borrower Loans.

Generally, failure to comply with applicable laws and regulatory requirements may, among other things, limit our or a third party collection agency’s ability to collect all or part of the principal amount of or interest on the Borrower Loans on which the Note’s Amount Due relies. In addition, non-compliance could subject us to damages, revocation of required licenses, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm LOF’s business and ability to maintain our marketplace and may result in borrowers rescinding their Borrower Loans.

Where applicable, we seek to comply with state lending, servicing and similar statutes, and we continually evaluate our licensing needs. In U.S. jurisdictions with licensing or other requirements that we believe may be applicable to our marketplace, we have obtained necessary licenses or comply with the relevant requirements. Nevertheless, if we are found to not comply with applicable laws, we could lose our licenses or face other sanctions, which may have an adverse effect on our ability to continue to facilitate the origination of Borrower Loans, and on our ability to perform servicing obligations or make our marketplace available to borrowers in particular states, which may reduce (including to zero) the Amount Due of a Note.

As online commerce develops, federal and state governments may draft and propose new laws to regulate commerce over the Internet, which may negatively affect our businesses.

As online commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our businesses could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to marketplace lending. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our users in the form of increased fees. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided online. These taxes could discourage the use of the Internet as a means of consumer lending, which would adversely affect the viability of our marketplace.

If LOF is required to register under the Investment Advisers Act, either of our ability to conduct business could be materially adversely affected.

The Investment Advisers Act of 1940, or the “Investment Advisers Act,” contains substantive legal requirements that regulate the manner in which “investment advisers” are permitted to conduct their business activities. LOF believes that its business consists of providing a platform for marketplace lending for which investment adviser registration and regulation do not apply under applicable federal or state law, and does not believe that it is required to register as an investment adviser with either the SEC or any of the various states. The SEC or a state securities regulator could reach a different conclusion, however. Registration as an investment adviser could adversely affect LOF’s method of operation and revenues. For example, the Investment Advisers Act requires that an investment adviser act in a fiduciary capacity for its clients. Among other things, this fiduciary obligation requires that an investment adviser manage a client’s portfolio in the best interests of the client, have a reasonable basis for its recommendations, fully disclose to its client any material conflicts of interest that may affect its conduct and seek best execution for transactions undertaken on behalf of its client. It could be difficult for LOF to comply with this obligation without meaningful changes to its business operations, and there is no guarantee that it could do so successfully. If LOF were ever deemed to be in non-compliance with applicable investment adviser regulations, it could be subject to various penalties, including administrative or judicial proceedings that might result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders or other adverse consequences.

If our Notes were characterized as “asset-backed securities,” we would be ineligible to use Regulation A and could be required to suspend this offering and pursue a different registration or exemption, which could cause delays, increased costs, or the termination of this offering.

Regulation A is available only for “eligible securities,” which include equity and debt securities but exclude asset-backed securities as that term is defined in Item 1101(c) of Regulation AB. See Rules 251(a) and 261(c) under the Securities Act (17 C.F.R. §§ 230.251(a), 230.261(c)). We believe, but cannot assure, the Notes are not ABS because payments are serviced by the Company’s general funds (holders take issuer credit risk) and loan-level information is used only to calculate the Amount Due. The SEC’s ABS C&DI 301.03 (funding-agreement-backed notes) confirms that where cash flows ultimately come from an issuer’s general account, the instrument is not ABS; conversely, C&DI 301.04 clarifies that a single asset can be a “pool” if investor payments are primarily serviced by that asset’s cash flows. If a regulator or court were to conclude that our Notes are “asset-backed securities,” we would be ineligible for Regulation A, and we could be required to suspend or terminate this offering or to register on the appropriate forms for asset-backed offerings (e.g., Forms SF-1/SF-3) and provide additional ABS-specific disclosures, which could materially and adversely affect our financing plans.

We may face liability under state and federal securities law for statements in this Offering Circular and in other communications that could be deemed to be an offer to the extent that such statements are deemed to be false or misleading.

Loan listings and other borrower information available on LOF’s website as well as in sales and marketplace listings are statements made in connection with the purchase and sale of securities that are subject to the antifraud provisions of the Exchange Act and the Securities Act. In general, these liability provisions provide a purchaser of the Notes with a right to bring a claim against one or both of us for damages arising from any untrue statement of material fact or failure to state a material fact necessary to make any statements made not misleading. Even though LOF has advised investors of what they believe to be the material risks associated with an investment in the Notes, the SEC or a court could determine that they have not advised investors of all of the material facts regarding an investment in the Notes, which could give investors the right to rescind their investment and obtain damages, and could subject LOF to civil fines or criminal penalties in addition to any such rescission rights or damages.

LOF’s activities in connection with the offer and sale of securities through our marketplace could result in potential violations of federal securities law and result in material liability to LOF.

LOF’s respective businesses are subject to federal and state securities laws that may limit the kinds of activities in which LOF may engage and the manner in which they engage in such activities. For example, changes to the manner in which LOF offers and sells Notes or other securities through our marketplace could be viewed by the SEC or a state securities regulator as involving the creation or sale of new, unregistered securities. In such circumstances, the failure to register such securities could subject LOF to liability and the amount of such liability could be meaningful.

Licensing Risks

LOF must obtain and maintain various licenses to operate legally as a peer-to-peer lending platform. The approval and ongoing compliance with these licenses are critical to our ability to conduct business. Any delays, denials, or regulatory issues related to new license applications or the renewal and maintenance of existing licenses could adversely affect our ability to operate as planned. Additionally, failure to remain in good standing with licensing authorities due to regulatory non-compliance or unforeseen issues could result in penalties, operational disruptions, or even the suspension of our business activities.

Securities Being Offered

Live Oak Financial LLC (“LOF,” the “Company,” “we,” “our”) is offering up to $600,000 aggregate principal amount of Borrower Payment Dependent Notes (the “Notes”). The Notes are U.S. dollar-denominated, fully amortizing, unsecured corporate debt obligations of LOF, issued only in electronic, registered form and in $50 denominations (a single Residual Note under $50 may be issued solely to round funding; terms are identical other than principal amount). Each Note displays a fixed stated borrower APR used to calculate the Amount Due by reference to the associated Reference Loan; actual payments on a Note vary with the Reference Loan applications and may be $0 for any period. All payments on the Notes will be made from LOF’s general funds. References to borrower or loan “collections” are used solely to calculate amounts payable on a Note and do not limit the source of payment.

All Notes constitute a single class with identical rights and covenants. Notes are offered in separate Series, each associated for calculation purposes with a specific unsecured consumer loan originated on our platform (a “Borrower Loan,” or the “Reference Loan” for the related Series). Differences among Notes relate only to the stated interest rate and amortization profile disclosed for the applicable Series.

On each Note Payment Date, LOF pays from its general funds the Amount Due for the Notes, calculated by reference to amounts applied to the Reference Loan during the period. Amount Due may vary from period to period and may be zero. (See “Description of Notes—Calculation of Amount Due” for full definitions and mechanics.)

Investors are creditors of LOF only. They do not lend directly to, or have any lien, security interest, or ownership interest in, any Borrower Loan, borrower remittances, or LOF bank accounts. Borrower remittances are received by or for LOF and deposited into LOF’s general operating accounts; funds are not transferred directly from borrowers to investors.

Each listing displays (i) the borrower APR for the Reference Loan, (ii) the Investor Yield (see “How we determine and communicate rates—Investor Yield”), (iii) Risk Rating and other borrower specific information (see “How the Platform Marketplace Works—Investor Information Access”). Borrower rates are set by our interest-rate committee (see “Setting Interest Rates”) and are expected to fall within the ranges disclosed there (ranges may be updated by supplement).

Notes in a Series are expected to mature generally in line with the Reference Loan’s scheduled maturity. Borrowers may prepay without penalty; prepayments are reflected in the Amount Due for the applicable period and may reduce or eliminate future Amount Due (no make-whole or prepayment premium). There is no sinking fund and no scheduled issuer redemption. Amounts received on the Reference Loan after the final maturity date of the Note do not create additional Amount Due; this design aligns administration with the Note’s stated term and simplifies final accounting.

LOF is in default only if it fails to pay a positive Amount Due by the 10th Business Day after the Note Payment Date (subject to ACH cutoffs). A $0 Amount Due is not a payment default. Underperformance or default of the Reference Loan does not, by itself, constitute a default by LOF. There is no cross-default among different Series. We do not appoint a trustee; enforcement is on a Series-by-Series basis.

LOF charges borrowers a one-time origination fee of 3.00%–9.99% of Borrower Loan principal, deducted from loan proceeds at origination based on Risk Rating. No origination fee is charged to investors. LOF retains a servicing fee equal to 15% of each interest amount applied to the Reference Loan, including the interest component of post-default recoveries; no servicing fee applies to principal. Third-party collection agencies may retain a portion of recoveries and legal/transaction fees, which are reflected in the calculation of Amount Due.

At this time, sales are voluntarily limited to verified Texas residents. The Notes are not exchange-listed and no public market exists; investors should expect to hold to maturity. See “Debt Securities—Notes—Transfer Restrictions and Modifications.”

    The Notes—and any non-securities-law claims arising out of them—are governed by the internal laws of the State of Texas (without regard to Texas conflict-of-laws principles), except to the extent federal law preempts or otherwise controls. The offer and sale of the Notes are conducted pursuant to Regulation A, Tier 2 under the Securities Act of 1933 and are subject to applicable U.S. federal securities laws and the antifraud provisions of state (“Blue Sky”) laws to the extent not preempted. Nothing in the Notes or this Offering Circular limits or waives any rights or remedies under federal or state securities laws.

LOF may amend the terms of a Note without holder consent only to:

1.	cure an ambiguity, omission, obvious error, or inconsistency;
2.	conform the Note to changes in applicable law, regulation, payment-rail or clearing-network rules, or implement required compliance, tax, or reporting changes;
3.	make administrative or ministerial updates that do not materially and adversely affect holder rights; or
4.

effect servicing actions or Borrower Loan modifications permitted under “Servicing Standard; Modifications to Borrower Loans and Notes,” provided the Note’s stated principal balance and general-funds payment covenant are preserved;

in each case, LOF will supplement the offering with the amended terms and will notify affected holder(s) in writing via email within two (2) Business Days after the amendment becomes effective.

Auto-Invest (optional; opt-in only)

Auto-Invest is an optional, investor-elected feature. It is off by default; investors must affirmatively enroll and can enable/disable at any time in their account settings. At enrollment, an investor sets filters (e.g., Risk Rating range, term, max per loan, monthly cap). When a listing meeting the investor’s filters is posted and capacity is available, the system submits a subscription up to the investor’s limits. The investor receives an immediate electronic confirmation of any accepted order. Prior to acceptance, an investor may cancel a pending Auto-Invest order in the interface; once accepted, ACH is debited and the order settles in the ordinary course. Auto-Invest purchases are new sales under this qualified offering and occur only while the offering is open; no separate offering statement is required for such purchases. If we later offer any automatic reinvestment of cash flows after this offering terminates or on new terms, we would file a post-qualification amendment or new offering statement, as applicable. No auto-reinvestment will occur after termination absent a post-qualification amendment.

Debt Securities—Notes

Key Defined Terms

•	Business Day means any day other than a Saturday, Sunday, or U.S. federal banking holiday.
•

Loan Payment Date means any date on which LOF applies cash to principal and/or interest on the Reference Loan (including scheduled installments, partial payments, catch-ups, curtailments, full prepayments, and post-charge-off recoveries). An assessment of a late fee alone does not constitute a Payment Date.

•	Note Payment Date means the third Business Day (T+3) after the Loan Payment Date.

Interest and Payment

All payments on the Notes are made by LOF from its general funds. If the calculation for a period results in no Amount Due, no payment will be made. Reference Loans currently fall within 2–24 months, and Notes are expected to mature on a similar schedule, subject to prepayment and modifications. Each Note displays the fixed borrower APR for its Reference Loan; the Note’s payments are calculated by reference to that loan’s applications of principal and interest (85% of interest, net of LOF’s 15% servicing fee on interest). Rates will fall between the IRS Applicable Federal Rate (AFR) floor and 30%, as determined under “Setting Interest Rates.” Each listing displays (i) Borrower APR (ii) Investor Yield; See “How we determine and communicate rates,” and (iii) Risk Rating and other borrower specific information. See “How the Platform Marketplace Works—Investor Information Access.”

Interest accrues for calculation purposes on the same schedule and day-count basis as the related Reference Loan. On each Note Payment Date, LOF pays from its general funds the Amount Due for the Notes, which is calculated by reference to amounts applied to the Reference Loan during the applicable period, as follows (see “Calculation of Amount Due” for full definitions):

•	Principal Component: 100% of principal applied to the Reference Loan for the period, capped at the then-outstanding Note principal.
•	Interest Component: 85% of interest applied to the Reference Loan for the period, net of LOF’s 15% servicing fee on interest.
•	Permitted Costs/Adjustments: Any costs or adjustments applied to the Reference Loan for the period. See “Calculation of Amount Due—Permitted Costs/Adjustments.”

Borrowers may prepay the Reference Loan in whole or in part without penalty. Prepayments are included in the Principal Component (and, to the extent interest is applied, in the Interest Component) for the period in which they are applied; prepayments may reduce or eliminate future Amount Due. Post-default recoveries, if any, are reflected in the calculation for the period when applied (the interest portion of recoveries remains subject to the 15% servicing fee).

Statement, Payment Timing, and How You’ll Know

For each period, LOF will post a “Calculation Statement” on the Loan Payment Date and initiate ACH remittance on the Note Payment Date. The Calculation Statement shows:

i.	beginning/ending Note principal (Reference Loan and Note),
ii.	amounts Applied to Principal and Applied to Interest,
iii.	any Permitted Costs/Adjustments (including reversals/returns),
iv.	the Series-Level Amount Due, and
v.	each Note’s Per-Note Amount Due.

When the calculation yields $0, LOF will post a Zero Amount Due Notice for that event (and may send an email alert). A $0 Amount Due is not a payment default. See “Covenants and Defaults.”

Late-Payment Notifications (when no Loan Payment Date occurs)

If a scheduled installment date under the Reference Loan passes without a Loan Payment Date:

•

LOF will send a Delay Notice on day 3 after the scheduled date and every third day thereafter (e.g., days 3/6/9/12) until the borrower either pays or becomes 15 days late (at which point a contractual late fee may be assessed under the loan documents).

An assessment of a late fee (without receipt of borrower cash) is not a Loan Payment Date and does not create a Note Payment Date. If the borrower later remits cash that we apply solely to a late fee or other non-interest charge, that remittance is a Loan Payment Date and will create a

Note Payment Date; however, because no amount is applied to principal or interest for that event, the Series Amount Due is $0, and we will post a Zero Amount Due Notice.

Treatment of Prepayments, Modifications, Charge-Offs, and Recoveries

•	Prepayments. Full or partial prepayments are included in the Applied to Principal/Interest for that Loan Payment Date and may reduce or eliminate future Amount Due.
•	Modifications/Forbearances. If terms are modified (e.g., rate reduction, re-aging, extension) consistent with our Servicing Standard, the calculation uses amounts applied under the modified schedule.
•	Charge-off. When a Reference Loan is charged off under policy, Applied to Principal/Interest for that event may be $0; the Amount Due may therefore be $0.
•

Recoveries after charge-off. Cash recovered post charge-off is reflected when applied: principal recoveries contribute to the principal portion; interest recoveries contribute to the interest portion (subject to the 15% servicing fee on the interest component), and any Permitted Costs/Adjustments.

Day-Count and Rounding

Unless otherwise disclosed in the listing, the Reference Loan accrues interest on an Actual/365 (Fixed) basis with monthly scheduled installments; the Notes use the same basis for calculation purposes. We round per-component amounts to the nearest cent (half-cent rounds up). Any rounding residuals at the Series level carry to the next event.

Setting Interest Rates

An internal interest-rate committee meets regularly to set pricing for Borrower Loans. The committee assigns each approved application to a Risk Rating bucket and selects a fixed borrower APR within the range for that bucket. Ranges may change over time and updates will be reflected in supplements and on the Platform. See “Platform Functionality” and “How the Platform Marketplace Works—Investor Information Access.” Until our Texas Regulated Lender License (OCCC) is effective, we will originate only Borrower Loans at or below 10% APR and will decline applications requiring higher rates.

For tax compliance and to avoid below-market loan characterization under federal tax rules, our rate committee uses the IRS Applicable Federal Rate (AFR) for comparable terms as a floor when setting Borrower APRs, subject to applicable state rate caps. AFR is published monthly by IRS revenue rulings. This AFR floor does not cap investor yield, which is determined by the Note’s calculation mechanics. AFR is published monthly in IRS revenue rulings.

The Risk Rating used to set borrower APR is a model-driven bucket that relies on permissioned bank-link and identity-verification data (see “How the Plarform Marketplace Works—Investor Information Access”) together with credit bureau and application data. The committee may periodically recalibrate buckets, inputs, or weightings, or adjust pricing add-ons/discounts, consistent with our methodology. See “Limited Repurchase and Indemnification Policy” for how a Risk-Rating Failure is defined and remedied.

The stated rate for a Note is the borrower APR on its Reference Loan. Payments on Notes are made by LOF from its general funds in the Amount Due calculated by reference to applications of principal and interest on the Reference Loan (including the 15% servicing fee on interest).

    Methodology updates and range changes apply prospectively to new listings and do not alter the stated rate of an already-issued Notes. We may update presentation of Investor Yield or underlying assumptions; any such changes will be disclosed on the Platform and, if material, by supplement.

Risk Score Range	Minimum APR	Minimum Investor Yield	Maximum APR	Maximum Investor Yield
90-100	4.5%	3.99%	6.3%	5.64%
80-89	6.3%	5.64%	9.6%	8.69%
70-79	9.6%	8.69%	12.9%	11.85%
60-69	12.9%	11.82%	16.2%	15.09%
50-59	16.2%	15.03%	19.5%	18.42%
40-49	19.5%	18.32%	22.8%	21.84%
30-39	22.8%	21.67%	26.1%	25.37%
20-29	26.1%	25.22%	29.4%	28.98%
10-19	29.4%	28.76%	30%	29.65%
0-9	N/A	N/A	N/A	N/A

How we determine and communicate rates

We set the borrower APR for each approved Borrower Loan using our risk/term matrix informed by the loan’s Risk Rating and program constraints (e.g. IRS AFR floor for comparable terms).   When a listing is posted, we lock the borrower APR for that Series.

Each listing presents:

•	Borrower APR (the fixed rate on the Borrower Loan),
•

Investor Yield—an illustrative (actual results vary; not a prediction;) yield-to-maturity estimate for the Note as calculated to applications on the related Reference Loan, net of the 15% servicing fee on interest, that assumes scheduled payments, no modifications, prepayments, charge-offs, recoveries, or other factors, and

•	Risk Rating and other borrower specific information. See “How the Platform Marketplace Works—Investor Information Access” for other information shown on the listing.

Calculation of Amount Due

Key Defined Terms (for this section)

•	Fractional Interest means, for a Note, the ratio of that Note’s outstanding principal to Reference Loan Principal set at issuance.
•

Applied to Principal / Applied to Interest means amounts LOF applies to principal or interest on the Reference Loan (including any default interest applied; excluding late fees and other non-interest charges unless we disclose otherwise).

Permitted Costs/Adjustments means third-party collection agency fees, legal fees and court costs, transaction/processing fees associated with accepting payments, and reversals of previously applied amounts (e.g., returned items), to the extent reflected in LOF’s application of cash to the Reference Loan. Permitted Costs/Adjustments are first applied to reduce the Interest

Component for the period; only if such costs exceed the Interest Component do they reduce the Principal Component.

On each Note Payment Date, LOF pays from its general funds the amount payable to the holders of a Note for that period (the “Amount Due”). The Amount Due is calculated by reference to how cash was applied to the related Reference Loan during the applicable period, as described below. References to borrower “collections” in this section are only inputs to the calculation and do not limit the source of payment.

Amount Due to a Noteholder is allocated by each Note’s fixed Fractional Interest in the Reference Loan. On each Loan Payment Date, we determine the Series Amount Due from the borrower’s payment for the period (i.e., 100% of principal plus 85% of interest as described herein); the Amount Due on any Note equals its Fractional Interest × the Series Amount Due. (Unless otherwise disclosed on the listing.)

Example: If the Reference Loan’s original principal is $1,000 and ten Notes of $100 are issued, each Note’s Fractional Interest = 10%. If the borrower pays $120 for a period ($100 principal + $20 interest), the Series Amount Due = $100 + (85% × $20) = $117; each Note’s Amount Due = 10% × $117 = $11.70. Each Note’s principal then decreases by 10% × $100 = $10.

Calculation Formula (combined Series + per note allocation)

On each Loan Payment Date, LOF computes the Amount Due and allocates it pro rata to every Note in that Series using each Note’s Fractional Interest:

•	Series Amount Due = min(Applied to Principal, Outstanding Series Principal) + (Applied to Interest – 0.15 × Applied to Interest) – Permitted Costs/Adjustments
•	Per-Note Amount Due (same event) = Fractional Interest × Series Amount Due

Each Note’s share of the principal portion reduces that Note’s outstanding principal. Each Note’s share of the interest portion is paid as interest for that event.

If a borrower remittance that previously contributed to Amount Due is returned or reversed after LOF has initiated or settled investor ACH credits, LOF will (a) cancel any pending investor credit; (b) originate a new ACH debit to the investor’s designated bank account to recover the over-payment under the preauthorized EFT consent in the Subscription Agreement; and (c) reflect such reversal on the next Calculation Statement. If any portion remains unpaid or a debit is returned or prohibited by law (e.g., bankruptcy automatic stay or a stop-payment/revocation), LOF may set off the remaining shortfall against subsequent Per-Note Amounts Due for the same Series and may suspend further distributions until cured. LOF will not use Nacha “Reversal” entries for clawbacks except to correct Erroneous Entries within the time limits required by the Nacha Rules.

If multiple Loan Payment Dates occur in the same billing cycle (e.g., partial payment and then a catch-up), LOF will perform this calculation for each event, and remit for each event as described below.

Illustrative Example

Reference Loan payment applied: $250. Two investors are the holders of record for the entire period; immediately prior to the Loan Payment Date their Notes show $100 and $150 outstanding (40% / 60% of the $250 Series Principal).* Suppose LOF applies $200 to principal and $50 to interest (no adjustments):

* If a Note changes hands during a period, the Amount Due for that period on that Note is apportioned between successive holders based on the relative time each held the Note (per our transfer procedures). No trading market currently exists. Assume no intra-period transfers.

•	Series Amount Due = $200 + 0.85 × $50 = $242.50
•	Per-Note Amount Due: • Holder A (40%): $242.50 × 40% = $97.00 • Holder B (60%): $242.50 × 60% = $145.50

Ranking and Security

The Notes are unsecured, unsubordinated corporate debt obligations of LOF. All payments on the Notes are made by LOF from its general funds in the amounts calculated for each period (the “Amount Due”). References to borrower or loan “collections” are used solely to calculate the Amount Due and do not limit the source of payment. Investors are creditors of LOF only and have no lien, security interest, or ownership interest in any Borrower Loan, borrower remittances, or LOF bank accounts. LOF does not maintain any trust, SPV, segregated account, or Series-Level lockbox for Noteholders.

Notes offered in connection with the same Reference Loan constitute a single Series. Within a Series, Notes rank equally (pari passu) in right to receive each period’s Amount Due for that series (allocated by each Note’s Fractional Interest in the Reference Loan). The Notes are unsecured and unsubordinated obligations that rank pari passu with all of LOF’s other present and future unsecured, unsubordinated indebtedness, except to the extent any such indebtedness is given priority by law (e.g., certain taxes or wages) or is contractually senior or subordinated by its terms. One class of Notes issued in multiple, separate Series. Rights and covenants are identical across Series; payment rights are Series-specific with no cross-Series recourse or cross-default.

Any limitations on additional indebtedness in our Operating Agreement are internal company covenants only and do not create contractual subordination enforceable by Noteholders or binding on third-party creditors. As a result, we may incur additional indebtedness—including secured indebtedness—that is pari passu with or senior to the Notes, and our Operating Agreement may be amended or waived to permit such indebtedness. See “Risk Factors—We may incur additional indebtedness...”

The Notes are not issued under an indenture, and no trustee or paying agent has been appointed. Holders must enforce their rights individually, subject to the terms of the Notes and applicable law.

The Series construct is for calculation and disclosure only; it does not create any security interest, collateral pool, or priority claim over specific assets. Noteholders have no right to payment from other Borrower Loans or any particular LOF asset and will share in LOF’s assets pari passu with other general unsecured creditors in any insolvency. Amount Due may be zero for one or more periods based on the calculation mechanics.

We believe the Notes are not “asset-backed securities” as defined in Item 1101(c) of Regulation AB or Exchange Act §3(a)(79) because payments to Noteholders are serviced by LOF’s general funds and the Reference Loan is used only to calculate Amount Due, not to collateralize or primarily service Note payments. However, the SEC Staff could disagree and determine that the Notes are primarily serviced by the cash flows of a discrete asset or pool.

Covenants and Defaults

Servicing Standard

LOF will use commercially reasonable efforts, consistent with customary marketplace-loan servicing practices and applicable law (including the FDCPA and the Texas Debt Collection Act), to service and collect each Borrower Loan. This includes:

1.	applying borrower payments in accordance with the loan documents;
2.	maintaining accurate records;
3.	performing the calculation described under “Calculation of Amount Due” and paying holders accordingly; and
4.

referring materially delinquent accounts to a third-party collection agency under LOF’s then-current written collections policy (currently, loans that reach 30 days past due are ordinarily referred within five (5) Business Days, unless a hardship/forbearance plan or cure is in process or referral is prohibited by law). Charge-off and recovery practices follow LOF’s written policy (currently, charge-off is generally considered at 120 days past due) and may be adjusted to comply with law or network/agency requirements.

Information & Notice covenants

We will provide confirmations, periodic statements, an online activity feed, late-payment delay notices, and notices of material servicing events and permitted amendments, as described under “Payment Covenant; Timing & Notices” and “Investor notice of modifications.”

Payment Covenant; Timing & Notices

•

General-funds payment covenant. On each Note Payment Date, LOF unconditionally promises to pay from its general funds the Amount Due for the applicable Notes, as calculated under “Calculation of Amount Due.”

•	Remittance. For each Note Payment Date, LOF will initiate ACH credit of the Note’s Amount Due to the Noteholder’s designated account.
•

Zero Amount Due. If the calculation for a Note Payment Date yields $0, LOF will post a Zero Amount Due Notice for that event (and may send an email alert). A $0 Amount Due is not a payment default by LOF.

•	Returned items/reversals. If a borrower payment is later returned or reversed after LOF remits, LOF will reflect the reversal as stated in “Calculation of Amount Due.”

Delay Notices when no Note Payment Date occurs

LOF will provide Noteholders with: (i) electronic confirmations of issuance; (ii) periodic statements via email and dashboard; (iii) an online activity feed for each Note (see “Description of Business—Online Activity Feed”) showing timestamps for borrower payment initiation, settlement to LOF (“good funds”), remittance initiation to investors, and any return/reversal; and (iv) notices of material servicing events, including any servicing transfer, and any Note amendment permitted under “Investor Notice of Modifications; Modifications to Borrower Loans and Notes.” Material servicing disruptions may also be disclosed on Form 1-U if they meet applicable thresholds.

Licensing and Compliance

LOF will use commercially reasonable efforts to maintain required licenses (Texas issuer-dealer license) for the offer and sale of Notes and to conduct servicing in compliance with applicable law.

No financial maintenance covenants. Except as expressly set forth above, the Notes do not contain financial maintenance covenants (e.g., minimum net worth or liquidity) or negative covenants restricting LOF’s ability to incur additional indebtedness. See “Risk Factors—We may incur additional indebtedness …” Payments on Notes are made by LOF from its general funds in the Amount Due calculated by reference to the applicable Reference Loan.

Events of Default

An Event of Default on a Note or Series occurs if:

1.

Payment default (Amount Due not paid). For a Note Payment Date on which the Calculation Statement shows a positive Amount Due, LOF fails to initiate ACH remittance by close of business that day and such failure continues through the close of the tenth (10th) Business Day after that Note Payment Date.

•

      •  How you’ll know: the dashboard will show a positive Amount Due for the event with no “Remittance Initiated” timestamp; status updates will appear in the activity feed until paid or defaulted. No holder notice is required to trigger this default.

1.

Servicing/Information default. LOF materially breaches the Servicing Standard, the Payment Covenant timing obligations (other than a cured payment default described above), or the Information & Notice covenants, and such breach continues for 30 days after written notice (or, if not reasonably curable within 30 days, LOF fails to begin and diligently pursue cure within that period; cure must be completed within 90 days of notice).

2.

Bankruptcy/insolvency. LOF becomes the subject of a bankruptcy, receivership, or similar insolvency proceeding, or makes a general assignment for the benefit of creditors. In such case, an Event of Default occurs immediately without notice or cure.

Remedies; no acceleration

The Notes do not provide for acceleration. Upon any Event of Default, any holder of the affected Series may (i) sue to recover unpaid Amounts Due then due and payable on its Note(s), (ii) seek specific performance of the payment covenant and information/notice covenants, and (iii) exercise any other rights available at law or in equity. Remedies are Series-specific and not cross-Series; there is no trustee. The Limited Repurchase and Indemnification Policy is not a default remedy and does not create acceleration or any right to payment other than as expressly provided in that policy.

Limited Repurchase and Indemnification Policy (Specific Events Only)

The Notes are unsecured corporate debt obligations of LOF. All payments on the Notes are made by LOF from its general funds in the Amount Due calculated by reference to the related Reference Loan. LOF does not guarantee payment or credit performance. This policy provides limited, event-specific remedies only and is not insurance against borrower delinquency, default, modification, prepayment, or loss.

Defined events and remedies

1.

Identity Fraud. After funding, LOF determines the Borrower Loan was obtained using a bank account not legally owned by the named borrower (e.g., impersonation, identity theft, synthetic identity, unauthorized account access).

      •  Evidence: Any one of: (i) mismatch between LOF KYC and bank-link account owner results; (ii) bank confirmation of unauthorized use or takeover; (iii) police report or FTC identity-theft affidavit; or (iv) equivalent written confirmation from a financial institution or law-enforcement agency.

      •  Remedy: LOF will repurchase the affected Note(s) at ONP (Outstanding Note Principal). Accrued but unpaid interest is not paid by LOF; interest already paid to investors before LOF’s determination is retained by investors, subject to any reversal/return adjustments under “Calculation of Amount Due” (e.g., if a prior borrower payment is clawed back).

• Timing & notice: LOF will notify affected holders within three (3) Business Days after determination and will credit the repurchase amount within ten (10) Business Days thereafter.
1.

Risk-Rating Failure. “Risk Rating” is LOF’s internal, proprietary credit-risk grade used to set each listing’s borrower APR and the corresponding Investor Yield at the time of posting. The model ingests permissioned bank-link and identity-verification outputs. A Risk-Rating Failure occurs only when LOF determines that, at the time of listing, a material data error (e.g., misattributed or corrupted bank-link data) or software defect caused the loan to be assigned to the wrong published risk bucket. Changes in a borrower’s circumstances after posting are not a Risk-Rating Failure.

•

      •  Remedy (at LOF’s election): (A) Repurchase the Note(s) at ONP via ACH credit, or (B) adjust the Investor Yield prospectively to the yield that would have applied had the correct risk bucket been used at posting.

      •  Timing & notice: LOF will notify holders within three (3) Business Days after determination; repurchases will be credited within ten (10) Business Days; yield adjustments, if elected through email communications, apply to payments going forward and are reflected in the web dashboard.

1.

Auto-Invest Error. An “Auto-Invest Error” occurs if an order is accepted (i.e., the listing reaches 100% funding within the window) but the order did not satisfy the investor’s saved Auto-Invest filters as of the exact time of acceptance (including an interface race condition during a filter update), or the system placed the order outside any saved criteria due to internal error.

•

      •  Remedy: LOF will repurchase the Note(s) at ONP upon timely notice from the investor.

      •  Timing & notice: The investor must notify LOF within fourteen (14) calendar days of the trade confirmation; LOF will credit the repurchase amount via ACH within ten (10) Business Days following validation.

Exclusions; scope limits

•

Credit performance is not covered. Delinquency, default, bankruptcy, income changes, deferrals, forbearances, extensions, re-aging, or other servicing actions consistent with our Servicing Standard do not trigger repurchase/indemnity.

•

No make-whole / no yield guarantee. LOF will not increase principal, pay unpaid accrued interest (other than amounts already paid before determination, subject to reversals), or otherwise guarantee yield.

•

Application misstatements. Borrower misrepresentations without identity theft are handled under ordinary servicing and may lead to charge-off unless separately determined to be a Risk-Rating Failure as defined above.

•

Assignment and transfer. Remedies apply only to holders of record on the determination date; they are not transferable and do not run with the Note after settlement of a repurchase, are several and Series-specific, and may not be aggregated with, or asserted on behalf of, holders of any other Series.

Series-limited; no cross-Series recovery. Any repurchase, indemnity, or yield adjustment under this policy applies only to the specific Series of Notes linked to the affected Reference Loan.

There is no cross-Series pooling, allocation, recovery, or setoff, and no right to require LOF to make any payment with respect to any other Series due to a covered event in one Series.

Process; Effect of Repurchase or Adjustment

•	Funding source. Repurchase and indemnity payments are made by LOF from its general funds.
•

Finality. Upon crediting a repurchase at ONP, the repurchased Note is canceled, and the holder’s rights under that Note cease as of the Effective Repurchase Date—the date LOF credits the repurchase amount via ACH—(other than rights expressly surviving by law).

•

No cross-Series aggregation. LOF determines eligibility and effects remedies on a Series-by-Series basis; a remedy for one Series has no effect on, and confers no rights with respect to, any other Series.

•	Statements. The Calculation Statement for the Effective Repurchase Date will show the repurchase entry and resulting ending balances.
•	No precedent. LOF’s determination in one instance does not obligate LOF to provide the same remedy in any other instance unless the facts meet the definitions above.

Coordination with Calculation of Amount Due

Any reversal/return of borrower payments related to Identity Fraud (or otherwise) will be treated as a Permitted Costs/Adjustment and may create an Adjustment Carry as described in “Debt Securities—Notes—Calculation of Amount Due.”

Exclusive Remedies; No Expansion of Rights

For the covered events above, the remedies stated are the holder’s sole and exclusive remedies under this policy. Nothing in this section: (i) creates any lien, security interest, trust, or segregated account; (ii) modifies Events of Default or other rights in “Covenants and Defaults”; or (iii) alters transfer restrictions or applicable law.

Process; disputes

Holders submit claims via email to contact@live-oak-financial.com with supporting documentation. LOF will acknowledge receipt within one (1) Business Day, request any additional information, and make a written determination within fifteen (15) Business Days. If a claim is approved, LOF will effect the applicable remedy on the timelines above. LOF’s determination is made in good faith and based on the evidentiary standard described in each event. We will provide electronic notice via email for each approved event as described above.

Servicing Standard; Modifications to Borrower Loans and Notes

LOF services all Borrower Loans in-house. Subject to applicable law, LOF may take commercially reasonable actions intended to maximize recoveries and reduce losses, including: (i) temporary payment deferrals or due-date changes; (ii) re-aging after sustained performance; (iii) extending final maturity (absent court order or legal requirement, the revised maturity will not exceed 24 months from the original loan date); (iv) reducing the borrower APR (we will not increase APR above the original contract rate, and never above an applicable rate ceiling); (v) waiving or reversing late or NSF fees; (vi) accepting or negotiating settlements or payment plans after default; (vii) capitalizing past-due interest or fees where permitted by law; and (viii) charging off and referring to collections. Charge-off is generally considered at 120 days past due, and materially delinquent accounts are ordinarily referred to a third-party collection agency within five (5) Business Days after 30 days past due, unless a hardship/forbearance plan or cure is in process or referral is prohibited by law.

    Any change to a Borrower Loan is reflected only through the calculation of each Note’s Amount Due on a Loan Payment Date (see “Calculation of Amount Due”). Examples:

•	A maturity extension changes the timing of future Loan Payment Dates and may reduce each period’s Applied to Interest, thereby reducing future Interest Components.
•	An APR reduction lowers Applied to Interest going forward; investors receive their pro-rata share of 85% of interest applied (net of LOF’s 15% servicing fee on interest) under the revised terms.
•

A fee waiver reduces cashflows only to the extent such fees would otherwise have been applied and included in the calculation; note that late fees and non-interest charges are excluded from the Interest Component unless we disclose otherwise.

•	Capitalization of amounts permitted by law (e.g., past-due interest) affects subsequent Applied to Interest/Principal and thus subsequent Amount Due.
•	Charge-offs and recoveries are reflected when amounts are applied; agency/legal fees are treated as Permitted Costs/Adjustments.

LOF will not modify any Note to: (A) increase the holder’s stated principal; (B) change the method of interest calculation other than to mirror a borrower-level APR reduction; (C) increase the holder’s obligations; (D) subordinate the Note; or (E) change governing law, Events of Default, or mandatory consent provisions. LOF may correct clerical errors and make conforming, administrative, or legally required amendments without holder consent, provided the Note’s general-funds payment covenant and calculation-by-reference structure are preserved.

Investor notice of modifications

For any material borrower-level change that affects the timing or amount of payments on a related Series (e.g., maturity extension, APR reduction), LOF will: (i) provide electronic notice to affected holders within two (2) Business Days after the change (or, where practicable, before it takes effect); and (ii) file an offering circular supplement pursuant to Rule 253(g) within two (2) Business Days describing the modification. The investor email will include a link to the supplement (or instructions to access it on EDGAR and on our Offering Documents page). See “Plan of Distribution—Listing Supplements.”

Each Calculation Statement posted on a Loan Payment Date will reflect the modified Applied to Principal/Interest, any Permitted Costs/Adjustments, the Series-Level Amount, and each Note’s Per-Note Amount Due.

If we make a policy-level change that materially alters the nature or scope of our modification authority (e.g., extending the maximum maturity beyond 24 months from origination, changing the servicing fee rate, or revising the interest-rate table), we will update this Offering Circular by filing an offering circular supplement (or, if required, a post-qualification amendment).

Transfer Restrictions and Modifications

Notes are issued solely in electronic, registered form; no physical certificates will be delivered. There is no public market for the Notes, and we do not operate or sponsor a secondary trading venue. Transfers may occur only pursuant to an effective registration statement under the Securities Act of 1933 or a valid exemption from registration, and must also comply with applicable state securities laws. If we later introduce functionality to facilitate secondary transfers, it will be implemented only as permitted by applicable federal and state law (for example, through a registered broker-dealer operating an alternative trading system under Regulation ATS). We make no assurance that any secondary market will develop.

LOF may amend Note terms without holder consent solely to implement conforming changes resulting from a modification of the related Borrower Loan (as reflected through the calculation mechanics), to correct clerical errors, to reflect changes required by law, regulation, payment-rail or court order, or to make administrative updates that do not materially and adversely affect holders as a class. Any policy-level change to our modification authority will be reflected by an offering circular supplement or post-qualification amendment as described under “Servicing Standard; Modifications to Borrower Loans and Notes.”

Other Terms

There are no conversion rights, warrants, or other equity or debt securities offered in connection with the Notes. Noteholders bear no further liability to LOF, and there are no sinking funds, redemption obligations, or assessments. At this time, we elect to offer and sell Notes only to verified Texas residents as a business policy and to align with our current state licensing and servicing footprint. This voluntary geographic limitation is not imposed by state “Blue Sky” merit review in light of federal preemption for Tier 2 offerings; state notice filings and anti-fraud provisions continue to apply. Offers and sales remain limited to “qualified purchasers” as described under “State Law Exemption and Offerings to ‘Qualified Purchasers.’”

Dilution

Not applicable. The Notes are debt obligations (not equity). There is no disparity between the public offering price and any price paid by officers, managing members, promoters, or other affiliates: all persons, including insiders, purchase the Notes at 100% of principal amount (subject to a $50 minimum principal amount per Note), on the same terms.

Plan of Distribution

Underwriter

We are offering the securities directly as the issuer. No FINRA-member underwriter or placement agent has been engaged, and no transaction-based compensation will be paid. In Texas, sales will be made by LOF acting as a state-registered issuer-dealer and by a registered agent, in reliance on Exchange Act Rule 3a4-1 for participating officers/employees. We will pay customary, bona fide offering expenses.

Rule 262 ‘Bad Actor’ Disqualification

We are not subject to disqualification under Rule 262 of Regulation A. No ‘covered person’ (including the Company; any predecessor or affiliated issuer; any managing member, executive officer, or other officer participating in the offering; any beneficial owner of 20% or more of our voting equity; any promoter; and any person paid, or to be paid, for solicitation of purchasers) is subject to a disqualifying event described in Rule 262. We have exercised reasonable care to determine whether any such disqualifications exist and will update this disclosure for any material changes.

Discounts and Commissions

No underwriting discounts, sales commissions, finders’ fees or other compensation are payable by LOF in connection with the sale of Notes.

Fees and Expenses

The following table sets forth actual offering expenses incurred or determinable as of the date of this Offering Circular in connection with this qualified offering. No offering proceeds will be used to pay these expenses; LOF has paid or will pay them from operating cash. As of that date, $3,500 has been paid and $670 (the Texas notice filing fee) is accrued and will be paid upon qualification.

Offering Expense (Actual)	Amount	Status
Legal – opinion and consent of counsel	$1,000	Paid
Audit – FY 2024 and Interim 2025	$2,500	Paid
State Notice Filing Fee (Texas)	$670	Accrued; payable upon qualification
Total Offering Expenses	$4,170

Notes to table:

1.

Texas notice fee unpaid (accrued). The Texas State Securities Board notice filing fee has not yet been paid and will be paid upon qualification of this offering; as of the date of this Offering Circular it is accrued but unpaid.

2.

No commissions or escrow. We did not engage any underwriter, placement agent, or broker‑dealer and paid no selling commissions, discounts, or placement fees. No escrow or custodial accounts were used; therefore, no escrow/custodial fees were incurred.

3.

How we kept costs low. These actual expenses reflect fixed‑fee engagements for the legal opinion/consent and for the FY 2024 audit and interim 2025, and a single Texas state notice filing. We acknowledge these totals may be below typical market ranges for similar offerings because of (i) the narrow state scope and (ii) negotiated fixed fees.

4.

What’s not included. We performed EDGAR formatting/filing and investor‑facing materials in‑house using existing personnel; we do not treat internal labor as “offering expenses.” Ongoing Tier 2 reporting, website maintenance, and ordinary‑course legal/accounting costs are operating expenses and are not included above.

5.

Future changes. We do not expect material additional offering expenses. If we file post‑qualification amendments or expand state notice filings, we may incur de minimis incremental costs, which will be paid from operating cash and disclosed in future reports, if material.

Minimum and Maximum Investment Amount

We may, in our discretion, impose per-listing order caps and reject an order that would cause a subscriber to exceed the maximum amount permitted under our Financial Suitability Requirements (including amounts already committed or invested but not yet settled). We accept only the compliant portion of any order; any unused portion is not accepted and no ACH debit is initiated for that portion. See “Procedures for Subscribing—Right to Reject Subscriptions” and “Investor Eligibility and Financial Suitability.”

Illustrative scenarios (non-exhaustive):

•

Suitability rejection. A subscriber’s suitability limit is $25,000 and they already have $24,600 in commitments/holdings. They place a $1,000 order. We reject the order in full. A message with the stated reason for rejection is displayed on screen. The subscriber may resubmit an order at or below $400.

Plan of Distribution

Upon SEC qualification and the effectiveness of our Texas issuer-dealer and agent registrations, we will commence the offer of up to $600,000 aggregate principal amount of Notes within two calendar days after the qualification date, and thereafter make offers and sales on a continuous basis until the earlier of selling the full amount or terminating the Offering. We expect our Texas issuer-dealer and agent registrations to be effective prior to sales to Texas residents; we cannot assure timing. LOF will distribute Notes exclusively through its proprietary online platform at crowdcash.cc. (the “Platform”) Investors place electronic, conditional subscriptions in $0.01 increments, subject to a $50 minimum principal amount per Note (and, solely to allocate the final portion of a Borrower Loan, a single Residual Note under $50). There is no minimum number of Notes that we are required to sell in this offering. At this time, sales are limited to verified Texas residents. We do not custody investor funds or maintain investor accounts. Subscription amounts are paid directly to LOF (as issuer) after order acceptance and ACH settlement; we do not operate an intermediary client-funds account.

The Company will offer and sell the Notes directly through the Platform, without the participation of a registered broker-dealer. Our officers who participate in the offering will do so in reliance on the “issuer” safe harbor in Rule 3a4-1 and will: (i) not be compensated by commissions or other transaction-based compensation; (ii) not be associated persons of a broker-dealer; and (iii) limit their activities to those permitted by Rule 3a4-1. The Company and its officers will not open brokerage accounts for investors, handle customer funds or securities beyond administrative functions, or provide personalized investment advice. We intend to sell the Notes in this offering through the efforts of our Chief Executive Officer, Erik Randall. Mr. Randall will not receive any compensation for offering or selling the Notes. We believe that Mr. Randall is not required to register as a broker-dealer because his participation will comply with Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In particular, Mr. Randall:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; and
•	will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•

meets the conditions of the following:

      •  primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

      •  was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

      •  did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Notes. LOF does not expect to use the services of federally registered broker-dealers (“broker-dealers”). In conducting this offering, the associated persons of LOF intend to rely on the exemption from federal registration contained in Exchange Act Rule 3a4-1.

State law; Texas issuer-dealer and agent registrations

We will register in Texas as an issuer-dealer, and each individual who solicits in Texas will be registered as an agent of the issuer, before accepting any subscriptions. We will not make acceptances until those registrations are effective, and we will maintain them for the duration of the offering.

Compensation

Personnel involved in the offering are paid fixed salary and/or standard employee benefits not linked to sales. No commissions, finder’s fees, success fees, or similar transaction-based compensation will be paid to any person in connection with this offering.

Physical Notes Will Not be Issued

We will not issue Notes in physical or paper form. Instead, our Notes will be recorded and maintained on the Platform in electronic form, with a facsimile on the Platform that investors may view and download an electronic facsimile of each Note within their account dashboard.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us that would permit a public Offering of the securities offered by this Offering Circular in any jurisdiction where action for that purpose is required. The securities offered by this Offering Circular may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other Offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Offering Circular in any jurisdiction in which such an offer or a solicitation is unlawful.

Procedures for Subscribing

In order to subscribe to purchase our Notes a prospective investor must:

1.	Navigate to crowdcash.cc
2.	Sign up for an account with your email and password
3.	Navigate to the marketplace at crowdcash.cc/invest
4.	Sign the Investor Registration Agreement
5.	Complete the linking process by linking one or more checking, savings, or brokerage accounts
6.	Agree to an underwriting process so LOF may determine your financial suitability
7.	Complete an identity verification process
8.	Click a Borrower Loan on the marketplace meeting your risk criteria
9.	Enter an amount to subscribe
10.	Click “fund”

Right to Reject Subscriptions

Your submission of a completed, executed subscription agreement is an offer to purchase Notes and does not constitute our acceptance. We may review and accept or reject your subscription, in whole or in part, only after the related Borrower Loan has reached 100% funding and we have determined to accept your subscription (the “Acceptance”). No funds will be debited from your designated account until Acceptance. If we reject your subscription (in whole or in part) or if the related Borrower Loan does not reach 100% funding, no funds will be debited and your subscription (or the rejected portion) will be void with no obligation on your part. If we accept less than the full amount of your subscription, we will debit only the accepted amount.

Acceptance of Subscriptions

Upon our Acceptance, we will countersign the subscription agreement and provide an electronic confirmation of sale. The Note is issued only upon disbursement of the related Borrower Loan after your funds have cleared (see “Settlement” below). Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. A

“sale” occurs upon our Acceptance (i.e., when a listing reaches 100% funding within its window) and is evidenced by our countersignature and electronic confirmation of sale; prior to Acceptance, no funds are transferred.

Subscriptions are accepted only if the related Borrower Loan listing reaches 100% funding within a five (5)‑day window when the Borrower Loan is listed on the marketplace. Prior to Acceptance, we do not debit ACH and do not hold investor funds in escrow. Upon Acceptance, we initiate ACH debits for the accepted amounts; after ACH settlement we disburse loan proceeds to the borrower and simultaneously issue the corresponding Note(s) to investors. From time to time we may use Same Day ACH, FedNow, or RTP® for eligible transactions. Availability of these rails depends on the investor’s bank participation, transaction limits and our fraud/operations controls; we cannot assure same‑day or next‑day settlement for any particular subscription. If a listing expires unfunded or a funded loan does not close, we cancel or reverse the transaction and return any debited amounts by ACH credit within three (3) to five (5) Business Days.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at crowdcash.cc as well as on the SEC’s website, sec.gov.

Settlement; start of calculation

An investor will become a Note holder of our company and the Note will be issued as of the date the related Borrower Loan is disbursed, after your funds have cleared. Amount Due on a Note begin to be calculated by reference to amounts applied on and after the Borrower Loan disbursement date (interest is accrued for calculation purposes on the same schedule and day‑count basis as the related Borrower Loan). This timing does not depend on the date your ACH debit is initiated or settles to our account. All payments on the Notes are made by LOF from its general funds.

Authorization & Notice for Recoupment Debits

Investors will provide a preauthorized EFT consent in the Subscription Agreement authorizing variable-amount ACH debits to recover over-payments. LOF will provide written electronic notice at least ten (10) days in advance of each recoupment debit, stating the amount and scheduled date. No single debit will exceed the lesser of $5,000 or the applicable over-payment previously credited to the investor. Investors may stop payment or revoke authorization as described in the Subscription Agreement. LOF will originate new debit entries to recoup over-payments and will not use Nacha “Reversal” entries.

Availability of Notes; No Holding of Unmatched Orders

Listings appear as Borrower Loans are approved. We do not accept subscriptions unless a listing is available, and we do not debit ACH or hold investor funds in escrow prior to acceptance. If there is an investor but no active listing, an order cannot be placed; if a listing exists but insufficient investors subscribe during its 5-day window, the listing expires and no orders are accepted/debited. Investors may enroll in optional Auto-Invest to allocate orders automatically subject to the same acceptance and 100% funding conditions. Subscriptions will not be accepted, and no ACH will be initiated, until required state registrations (including Texas issuer-dealer/agent) are effective.

Flow of Funds (No Escrow)

No funds move before Acceptance. Upon Acceptance, LOF initiates the investor ACH debit for the accepted amount. When good funds settle to LOF, LOF disburses borrower proceeds and the Note is issued as of the Borrower Loan disbursement date. If a listing expires or a loan does not close, any accepted/debited amounts are returned by ACH within 3–5 Business Days.

Timing of Proceeds Application; No Escrow

The proceeds of this offering will not be placed into an escrow account. This is a best‑efforts, no‑minimum offering. We accept an investor’s subscription only if the related Borrower Loan listing reaches 100% of its funding target within the five (5)‑day listing window. Funds remain in investors’ bank accounts until Acceptance and our initiation of the ACH debit; we do not maintain, sweep, or otherwise control investor funds prior to Acceptance. Upon Acceptance, we initiate an ACH debit (and, where available, may use Same Day ACH, FedNow, or RTP®). Subscription payments typically settle to our bank account within three (3) to five (5) Business Days, subject to bank cut‑off times and holidays. Upon receipt of good funds, we apply the proceeds to fund the corresponding Borrower Loan (net of any applicable origination fee) and simultaneously issue the related Note(s). From time to time we may prefund a Borrower Loan from company cash before final settlement; in those cases, the subsequently settled subscription proceeds reimburse us. If a listing expires unfunded, or if a loan does not close after Acceptance, we cancel the affected subscriptions and return any debited amounts by ACH credit within three (3) to five (5) Business Days. See “Procedures for Subscribing,” “Offer and Sale Process (Each Note or Series),” “Delay in Payment of Proceeds,” and “Use of Proceeds.”

Delay in Payment of Proceeds

When a Borrower Loan listing reaches 100% funding within the five (5)-day window, we countersign the necessary investor subscriptions and initiate ACH debits (and, where available, may use Same Day ACH, FedNow, or RTP®). Although a commitment is recorded on our platform at acceptance, subscription payments settle to our bank account on a deferred basis—typically within three (3) to five (5) Business Days after initiation, subject to bank cut-off times and holidays; expedited settlement is not assured for any particular subscription.

Upon receipt of good funds, we apply the settled subscription proceeds to fund the corresponding Borrower Loan (net of any applicable origination fee) and simultaneously issue the related Note(s). Prior to acceptance, we do not debit ACH and do not hold investor funds in escrow. From time to time we may prefund a Borrower Loan from company cash before final settlement; in such cases, the subsequently settled subscription proceeds reimburse us and do not change investors’ rights or risks under the Notes.

Returns and failed payments. ACH debits can be returned or reversed under network rules (e.g., insufficient funds or unauthorized debit). If a subscription payment fails or is returned after acceptance, we may cancel the affected subscription, reallocate the Note to other investors, retain the related Borrower Loan on our balance sheet, or use company funds to cover any shortfall, in each case as described under “Procedures for Subscribing—Failed or Returned Payments.” Investors whose payments fail or are reversed will not be entitled to the affected Note.

Return of Funds  / Cancellations

This is a continuous, no‑minimum, best‑efforts offering; there are no arrangements to return funds if we do not sell all Notes qualified in this offering. As Acceptance occurs only when a listing reaches 100% funding within its five (5)‑day window, most unfilled orders are never accepted and therefore never debited. If a subscription was accepted and ACH debited but the Borrower Loan does not close (e.g., borrower withdrawal), we cancel the origination and return amounts by ACH credit within three (3) to five (5) Business Days. No escrow accounts are used at any stage.

Servicing and Distributions (Notes)

For each borrower remittance, LOF initiates an ACH debit from the borrower’s linked account. Funds settle to LOF’s bank account as good funds under the applicable payment‑rail rules. LOF then applies cash to principal and/or interest on the related Borrower Loan in accordance with the loan documents. LOF will then post the Calculation Statement and initiate ACH credits from its general funds to Noteholders on the Note Payment Date.

Unless the loan documents or applicable law require otherwise, borrower payments are applied first to accrued interest and required charges permitted by law, then to principal. (Late fees and other non-interest charges are included in the Interest Component.)

After charge-off, any cash recovered is included on the Loan Payment Date when LOF applies the recovery to the Reference Loan. The interest portion of recoveries remains subject to LOF’s 15% servicing fee on interest. Collection agencies may retain a portion of recoveries and legal/transaction fees; these amounts are reflected as Permitted Costs/Adjustments.

For operational efficiency, LOF may aggregate payments into a single ACH credit per Noteholder per day and display the underlying Series-Level detail in the Calculation Statement(s). We may use standard ACH, Same Day ACH, FedNow, or RTP®; posting times depend on each receiving bank’s participation and cut-offs, and we cannot assure same-day or next-day posting for any particular remittance.

If the Calculation Statement for a Note Payment Date shows $0, LOF will post a Zero Amount Due Notice and no payment is made for that event. A $0 Amount Due is not a payment default by LOF.

Nature of the Notes; rights and recourse

The Notes are unsecured, unsubordinated corporate debt obligations of LOF. All payments on the Notes are made by LOF from its general funds in the amounts calculated for each payment event (the “Amount Due”). References to borrower or loan “collections” are used solely to calculate the Amount Due and does not limit the source of payment. Investors are creditors of LOF only and have no lien, security interest, or ownership interest in any Borrower Loan, borrower remittance, or LOF account. LOF does not maintain a trust, SPV, segregated account, or Series-Level lockbox for Noteholders. See “Ranking and Security.”

Each Note is associated for calculation purposes with a specific Reference Loan. On each Loan Payment Date, LOF determines the Amount Due by reference to amounts applied to the Reference Loan. A Note’s principal is reduced only by the principal portion of Amount Due paid to that Note. The Amount Due for a payment event may be zero (for example, when no cash is applied to the Reference Loan or after certain modifications or charge-offs)

Borrower remittances are received by or for LOF and deposited into LOF’s general operating accounts; funds are not transferred directly from borrowers to investors. LOF uses commercially reasonable efforts to service and collect Borrower Loans, including workouts, modifications consistent with our Servicing Standard, charge-offs, and third-party collections where appropriate. Except for the limited remedies described in “Limited Repurchase and Indemnification Policy,” LOF has no obligation to advance, guarantee, or otherwise make up missed borrower payments, and no make-whole or yield-maintenance applies. See also “Covenants and Defaults.”

Tax and Legal Treatment

For U.S. federal income tax purposes, LOF expects to treat the Notes as its debt. Although Notes are issued at par, “stated interest” on a Note is payable only to the extent amounts are applied to interest on the Reference Loan and included in the Amount Due. Because stated interest is not unconditionally payable by the issuer, it is generally not “qualified stated interest” under applicable Treasury regulations. In that case, amounts on a Note that are economically comparable to interest are included in the Note’s stated redemption price at maturity, producing original issue discount (“OID”) even when the issue price equals principal.

    LOF intends to furnish a Form 1099-OID to any investor for whom OID includible in gross income for the calendar year is at least $10, as provided in IRS guidance. Holders generally must include OID in ordinary income over time using a constant-yield accrual method based on an expected (projected) payment schedule that reflects the calculation mechanics (including that the interest component of Amount Due is 85% of interest applied to the Reference Loan and net of LOF’s 15% servicing fee on interest).

If the Notes are treated as contingent payment debt instruments (“CPDIs”) because payments are significantly contingent, OID would still accrue under the non-contingent bond method using a comparable yield and a projected payment schedule determined in good faith. Under the CPDI rules, differences between actual and projected payments generally result in positive or negative adjustments includible in income (or deductible, subject to limitations) in the year of the variance. On a sale, retirement, or other taxable disposition of a Note, a holder generally recognizes gain or loss equal to the difference between the amount realized and the holder’s adjusted tax basis (which includes previously accrued OID and reflects any adjustments).

The tax treatment of the Notes is uncertain in several respects, and the IRS could assert a different treatment. The discussion above is a summary for general information only and is not tax advice. Holders should consult their own tax advisers regarding the U.S. federal, state, local, and non-U.S. tax consequences of holding and disposing of the Notes, including the application of the OID and CPDI rules, reporting and withholding (including backup withholding and, where applicable, FATCA), and the treatment of the servicing fee and any recoveries.

Selling Securityholders

There are no selling securityholders. No securities are being offered for the account of any securityholder, and no affiliate or insider is selling Notes in this offering.

Purchases by Officers and managing members

LOF’s Management, employees and any other personnel are permitted to purchase Notes. Any such purchases shall be conducted in compliance with the applicable provisions of Regulation A and as determined in “Financial Suitability Requirements” disclosed elsewhere in this Offering Circular.

Market-Makers, Stabilization and Lock-Up Arrangements

Not applicable. There is no public trading market for the Notes and we do not intend to list or quote the Notes on any securities exchange or inter-dealer system. This is a continuous, best-efforts, self-underwritten offering conducted exclusively through our online platform without any placement agents or FINRA member underwriters. Accordingly, there are no market-making arrangements, price-stabilization activities (e.g., under Regulation M), or lock-up agreements. No underwriting commissions, concessions or “penalty bids” apply.

Confirmation of Sales to Discretionary Accounts

Not applicable. We do not accept investment discretion over subscriber accounts, and we will not confirm sales of Notes to any account over which we or our associated persons exercise discretionary authority. Orders are self-directed by investors through our platform. Our optional Auto-Invest feature executes orders solely pursuant to investor-selected filters and does not grant us discretionary authority. See “Procedures for Subscribing” and “Investor Eligibility and Financial Suitability.”

Advertising, Sales and Promotional Materials

In addition to this Offering Circular, and subject to applicable securities laws, we may use written and oral marketing and other promotional materials in connection with this offering. Any “testing-the-waters” communications will comply with Rule 255 of Regulation A, including the required legends that (i) no money or other consideration is being solicited and, if sent, will not be accepted; (ii) no offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance after the qualification date; and (iii) an indication of interest involves no obligation or commitment of any kind. After the public filing of the offering statement, each such communication will include, or provide a URL link to, the most recent Preliminary Offering Circular or state from whom it may be obtained.

We will file on EDGAR, as exhibits to our Form 1-A, all written “testing-the-waters” materials used under Rule 255 (and, if applicable, materials used under Rule 241) at the time of initial submission or filing and will update such exhibits for any additional or revised materials.

After qualification, any written offers will be made pursuant to Rule 254 and will be accompanied or preceded by the most recent offering circular filed with the Commission.

Our marketing materials will not conflict with this Offering Circular and will be prepared with a view to presenting a balanced discussion of risks and potential rewards. To the extent we include short excerpts or quotations from third-party publications without obtaining consent, such excerpts will be attributed, used fairly, and not presented in a manner that implies endorsement. Such materials are not part of this Offering Circular and do not provide a complete understanding of this offering; investors should rely only on this Offering Circular when making an investment decision.

As this is a continuous offering, we file offering circular supplements under Rule 253(g) to set forth the specific terms of each day’s Note listings, as described under “Listing Supplements.”

Post-Qualification Amendments to this Offering Circular

If there is any material change to the information in our qualified Form 1-A offering statement (including this Offering Circular), we will file a post-qualification amendment to Form 1-A and seek re-qualification by the SEC before using the amended materials. Material changes include, without limitation, fundamental changes to the terms of the offering or the securities offered, a material change in our plan of distribution, a change to the price or size of the offering beyond any previously qualified range, the addition of a new class or series of securities not previously qualified, and material developments affecting us or the securities. While a post-qualification amendment is pending, we will suspend offers and sales and will not accept new subscriptions until the SEC has re-qualified the amended offering statement.

Listing Supplements

Because this is a continuous offering and this Offering Circular presents only ranges of Note maturities, interest rates and prices, we will file offering circular supplements pursuant to Rule 253(g) to set forth the specific terms of each day’s Note listings.

•

Cadence. On each Business Day that EDGAR is accepting filings (typically beginning at 6:00 a.m. U.S. Eastern Time), we will file a Listing Supplement that reflects all Note listings posted on the Marketplace during the prior calendar day. For example, listings posted on Monday are included in a supplement filed on Tuesday morning. If the prior day is a Saturday, Sunday, or U.S. federal holiday, the supplement is filed on the next Business Day.

Content. Each Listing Supplement bears information identical to the Marketplace listing, including, as applicable: Note ID, principal amount, term, APR, Investor Yield, the posting date/time, and other information as described in “Investor Information Access”.

•	Availability. Filed supplements are available on the SEC’s EDGAR website and on our website under Offering Documents.
•

Other supplements. Modifications that materially affect timing or amount of payments on an issued Note are supplemented within two (2) Business Days (see Investor Notice of Modifications). Policy-level changes may require an offering circular supplement or a post-qualification amendment, as appropriate.

Offering Period and Expiration Date

The termination of the offering will occur on the earlier of (i) the date that subscriptions for and awards of our Notes offered hereby equal $600,000; (ii) the date one year after the qualification of this offering; or (iii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time.

Ongoing Reporting

As a Tier 2 issuer under Regulation A, we will file with the SEC: (i) an annual report on Form 1-K within 120 days after each fiscal year end; (ii) a semiannual report on Form 1-SA within 90 days after the end of the first six months of each fiscal year; and (iii) current reports on Form 1-U within four business days of certain material events. These filings will be publicly available on the SEC’s EDGAR website and, to the extent practicable, on our website. Investors may also request copies from us at no cost.

How the Platform Marketplace Works

Investor Information Access

Each Borrower Loan approved for listing appears on our Platform Marketplace with key terms and a curated set of anonymized borrower metrics at the time of posting. Investor-visible loan terms and cash-flows include: loan amount (and total financed and any origination fee), borrower APR (and stated rate), term, scheduled monthly payment and expected payment schedule, expected interest (gross and net of servicing fees), Investor Yield and Investor Net Yield, loan start and end dates, and the corresponding duration in days. The anonymized borrower metrics displayed include the Platform Risk Rating and the following derived variables: banking history depth (as a fraction of 24 months), debt-service-coverage ratio (DSCR), liquidity coverage (days), net cash-flow volatility, income trend, savings rate, credit utilization ratio, short-term liability ratio, net-worth-to-income, delinquency indicator, asset volatility, and a summary of principal underwriting drivers. Personally identifiable information is not displayed. Once posted, the foregoing terms and metrics are locked for that listing (subject only to correction of manifest errors or actions permitted under our servicing and limited repurchase policies).

Offer and Sale Process (Each Note or Series)

Borrowers request a loan with a given term and principal amount, are underwritten by LOF, and complete a KYC/AML process. For each Borrower Loan that is approved for listing:

1.

Listing; terms. We post an approved Borrower Loan as a listing with the loan amount, fixed borrower APR (and corresponding Investor Yield), term, and a five (5) calendar‑day listing window. The funding target equals 100% of the loan amount; we do not partially fund loans.

Investor onboarding. Investors complete identity verification (Plaid Identity Verification, including liveness, government ID review, and KYC/AML) and financial suitability/accreditation checks, as described under “Investor Eligibility and Financial Suitability.”

3.

Subscription (conditional). Investors place an electronic order for one or more Notes in variable denominations with a $50 minimum tied to a listed Borrower Loan. Solely to true‑up the exact funding amount, we may issue a single residual Note in a Series under $50 (the “Residual Note”). Orders are conditional and are not accepted unless and until the listing reaches 100% funding within the five (5)‑day window. Listings can be found on the lender home page in the market tab at crowdcash.cc/invest. Prior to Acceptance, a subscriber’s funds remain in the subscriber’s linked bank account; we do not place any hold or reserve on the account, we do not sweep or otherwise control investor funds, and we do not use any escrow or custodial account.

4.

Acceptance and debiting. If—and only if—the listing reaches 100% of its funding target within the window, we accept the subscriptions needed to reach 100% and initiate ACH debits for those accepted amounts. No funds move before Acceptance, and no amount is debited for any unaccepted portion of an order.

5.

Settlement, origination, and issuance. After ACH settlement (typically three (3) to five (5) Business Days, subject to bank cut‑off times; from time to time we may use Same Day ACH, FedNow, or RTP® where available), LOF disburses loan proceeds to the borrower and simultaneously issues the corresponding Note(s) to investors. There is no debit or disbursement prior to Acceptance and no escrow. Interest on the Notes begins to accrue on the Borrower Loan disbursement date, shown in the lender home page investments tab at crowdcash.cc/invest.

6.

Expiration / withdrawal / failed close. If the listing fails to reach 100% funding before the window closes, or if the borrower withdraws, we do not accept pending orders and no ACH is debited. If subscriptions were accepted and ACH was debited but the loan nevertheless does not close, we reverse/cancel the origination and return funds by ACH credit within three (3) to five (5) Business Days.

7.

Confirmation and delivery. We provide an electronic confirmation of sale and satisfy final offering circular delivery under Regulation A (including permitted notice‑and‑URL delivery) within two (2) Business Days of sale (i.e., Acceptance).

Illustrative Example (how a $2,625, 12-month loan is funded and paid)

•

Listing; terms. Borrower requests $2,625 for 12 months. LOF assigns 18.0% A after underwriting the Borrower (within the disclosed range for the applicable Risk Rating/term) and an origination fee of $125, so $2,500 is disbursed at funding. Listing is open for five (5) days.

•

Investor orders. Subscriptions fill in $50 increments with a single Residual Note (if needed) to true‑up the final amount. For a $2,625 listing, this can be 52 × $50 + 1 × $25 (a $25 Residual Note), or 51 × $50 plus one investor taking a ($50 + $25) Note where we allocate the residual to that investor. On day three (3) the listing reaches 100%; LOF accepts only the needed subscriptions and initiates ACH debits for those amounts (sale occurs upon Acceptance).

•

Funding / issuance. After ACH settlement (generally three (3) to five (5) Business Days; faster rails may be used where available but are not assured), LOF disburses $2,500 to the borrower and issues 53 Notes (52 standard $50 Notes and one $25 Residual Note) to investors. Interest on the Notes begins to accrue on the Borrower Loan disbursement date.

Payments / servicing. On each Note Payment Date, LOF pays from its general funds the Amount Due for the applicable Notes, calculated by reference to amounts applied to the Reference Loan during the period. Payments within a Series are allocated based on each Note’s Fractional Interest in the Reference Loan immediately prior to the Loan Payment Date. The Loan Payment Date is the day LOF posts the Calculation Statement for the period (ordinarily the day LOF applies funds to the Reference Loan and records “good funds”); if that day is not a Business Day or a payment‑rail delay occurs, LOF will remit by close of the next Business Day. See “Debt Securities—Notes—Calculation of Amount Due.”

When Borrowers Receive Funds

From time to time we may disburse Borrower Loan proceeds after Acceptance but before final settlement using LOF’s operating cash (not investor funds). Any prefund exposure ends on settlement; if a loan fails to close, we reverse the transaction and return any investor ACH debits within 3–5 Business Days. (see “Timing of Proceeds Application”). No disbursement occurs before acceptance. We do not maintain escrow, custodial, trust, or segregated investor accounts; remittances are paid from our general funds.

Investor Eligibility and Financial Suitability Requirements

We are limiting sales to Texas residents who also meet one or more of the suitability standards below. These standards are issuer-imposed and are informed by the NASAA Statement of Policy Regarding Unsound Financial Condition, with additional limits we adopted to reduce over-concentration. They are not conditions of any state approval or review.

a)

You must have an annual gross income of at least $80,000; (ii) your net worth must be at least $80,000 (exclusive of home, home furnishings and automobiles); and (iii) the total amount of Securities you purchase cannot exceed 10% of your annual income or net worth (exclusive of home, home furnishings and automobiles); or

b)

Your net worth must be at least $280,000 (exclusive of home, home furnishings and automobiles); and (ii) the total amount of Securities you purchase cannot exceed 10% of your annual income or net worth (exclusive of home, home furnishings and automobiles).

For purposes of these suitability requirements, you and your spouse are considered to be a single person. In addition, the following definitions apply:

•	“annual gross income” means the total amount of money you earn each year, before deducting any amounts for taxes, insurance, retirement contributions or any other payments or expenses;
•

“net worth” means the total value of all your assets, minus the total value of all your liabilities. The value of an asset is equal to the price at which you could reasonably expect to sell it. In calculating your net worth, you should only include assets that are liquid, meaning assets that consist of cash or something that could be quickly and easily converted into cash, such as a publicly-traded stock. You shouldn’t include any illiquid assets, such as homes, home furnishings or cars;

•

“net investment” means the principal amount of Securities purchased, minus principal payments received on the Securities. Investors should be aware that LOF may apply more restrictive financial suitability standards or maximum investment limits to Texas residents. If established, before making commitments to purchase Notes each investor will be required to represent and warrant that they meet these minimum financial suitability standards and maximum investment limits.

Determination of Suitability

During onboarding, investors complete identity verification using Plaid’s Identity Verification service. Plaid’s service performs a liveness check and analyzes a government-issued ID as documentary evidence. Specifically, we rely on the physical address provided on the government-issued ID analyzed through Plaid’s Identity Verification service; to the extent the ID lists a Texas physical address, we treat the applicant as a Texas resident (subject to additional verification if other information conflicts). We cross-check identity and account-ownership outputs from Plaid Identity Verification against ownership data returned from Plaid Link (bank-linked accounts). If information conflicts or cannot be verified, we pause the account and request clarification or additional materials via email at contact@live-oak-financial.com.

To determine whether an investor is accredited or non-accredited, we review permissioned financial account data linked through Plaid Link and algorithmically estimate income (e.g., recurring payroll deposits) and net worth (excluding a primary residence, home furnishings and automobiles). If the automated process cannot confirm status, the investor may submit supporting documentation by email to contact@live-oak-financial.com. (There is no in-platform document-upload feature.) Entity investors provide an authorized certification of accredited status and, if requested, supporting financial information by email.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Notes are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Notes offered hereby are offered and sold only to “qualified purchasers” or at a time when our Notes are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Notes does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Separately from federal preemption, the Company has voluntarily limited sales to Texas residents at this time. For non-accredited natural persons, we enforce (i) our NASAA-informed suitability thresholds and (ii) Regulation A, Tier 2 limits (10% of the greater of annual income or net worth). The platform computes caps from Plaid-linked data and blocks orders that would exceed either limit.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

For non-accredited individuals, we enforce both (i) our NASAA-based suitability thresholds (as disclosed above) and (ii) the Regulation A, Tier 2 cap of 10% of the greater of annual income or net worth set forth in Rule 251(d)(2)(i)(C) of Regulation A. Using Plaid-linked data and investor representations, the platform computes the applicable cap and blocks any order that would exceed it. If our system flags inconsistencies, we request clarifying information by email; unresolved cases are declined.

    For entity investors that are not accredited, purchases are capped at 10% of the greater of annual revenue or net assets as of when the investor last submitted suitability information to us. An authorized signatory certifies these amounts and, if requested, provides supporting financials by email. We apply the cap on each order based on the most recent certification on file.

The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

i.

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

ii.

You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase the Notes (please see below on how to calculate your net worth);

iii.	You are a director, executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;
iv.

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership or limited liability company, not formed for the specific purpose of acquiring the Notes, with total assets in excess of $5,000,000;

v.

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

vi.	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
vii.

You are a trust with total assets in excess of $5,000,000, your purchase of Notes is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Notes; or

viii.

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

You are an entity, of a type not listed in the above paragraphs iv, v, vi, vii, or viii, not formed for the specific purpose of acquiring the Notes, owning investments in excess of $5,000,000;
x.

You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

xi.

You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Notes, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

xii.

You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph xi, and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph xi.

In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Notes.

In order to purchase our Notes and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering as described above.

We maintain an electronic log of each investor’s cumulative purchases and re-check limits on every additional order. We prompt investors to refresh their suitability and accreditation information annually, and we may require an earlier refresh if our systems detect material changes. If information suggests that prior representations are inaccurate, we suspend the account and request additional documentation; if unresolved, we decline the order.

Use of Proceeds

We expect to apply all net proceeds from this offering to fund Borrower Loan originations. We will not use offering proceeds to pay offering expenses. We will not, under any circumstances, use any proceeds of this offering to pay our offering or operating expenses, either directly or indirectly (including by reimbursing any person). If our available non-offering cash is insufficient to pay such expenses at any time, we will suspend accepting subscriptions until sufficient non-offering cash is available. Offering expenses have been, or will be, paid from our operating cash. We expect to fund our operating costs exclusively from non-offering sources, including cash on hand, borrower-paid origination fees, our servicing fee on interest, and, if needed, discretionary capital contributions from our Managing Member (see “Plan of Operations”). No offering proceeds will be used for these purposes. We do not charge investors any origination fee. Borrowers pay a one-time origination fee of 3.00%–9.99% at loan funding. Separately, we retain a 15% servicing fee on interest collected (no fee on principal).

Proceeds Level	Total Proceeds	Planned Use of Proceeds — Loan Originations
25% sold	$150,000	$150,000 (100%)
50% sold	$300,000	$300,000 (100%)
75% sold	$450,000	$450,000 (100%)

100% sold	$600,000	$600,000 (100%)

Note (illustrative Company revenue, not a use of proceeds): At the proceeds levels above, borrower-paid origination fees would be approximately $4,500–$14,985 at $150,000; $9,000–$29,970 at $300,000; $13,500–$44,955 at $450,000; and $18,000–$59,940 at $600,000 (3.00%–9.99% of funded loan principal). These fees are Company income and are not drawn from offering proceeds.

Unallocated Proceeds

All proceeds are allocated as shown above; there is no material portion unallocated at this time.

Use of Proceeds vs. Insider Payments

None of the net proceeds will be used to compensate officers, managing members, or any affiliated persons of LOF, to reimburse any of the foregoing for expenses, or to repay any loans or advances from affiliates.

Best-Efforts Offering Variability

This is a best-efforts offering with no minimum offering amount and no escrow. Subscription proceeds are available to us upon acceptance and are applied as described below. If fewer than all Notes are sold, we will still carry out our plan of operations (see “Plan of Operations”).

Right to Change

LOF reserves the right to reallocate the uses of proceeds solely among loan originations (for example, among borrower grades, maturities, or timing of funding) if business conditions change, with any material change prominently disclosed by supplement or amendment, as applicable. We will not reallocate any offering proceeds to pay offering or operating expenses or to repay any indebtedness.

Description of Business

Narrative Description of Business

Live Oak Financial LLC (“LOF,” the “Company,” “we,” “us”) is a Texas-based, development-stage company formed in June 2024 to operate an online marketplace that offers unsecured, fixed-rate, fully amortizing personal loans to qualified borrowers (“Borrower Loans”) and issues unsecured corporate debt securities—Borrower Payment Dependent Notes (the “Notes”)—to investors. We originate each Borrower Loan directly to the borrower and, after investor funds have cleared and loan proceeds are disbursed, we simultaneously issue Notes in variable denominations with a $50 minimum (we may issue a single Residual Note under $50 solely to fully fund a listing), subject to an aggregate offering cap of $600,000. We act as issuer, dealer, and servicer of the Notes and earn borrower-paid origination fees and a servicing fee on interest rather than any underwriting spread. See “Procedures for Subscribing,” “Plan of Distribution—Servicing and Distributions (Notes),” and “Use of Proceeds.”

Our marketplace is designed to facilitate a Texas-focused online model. To our knowledge, Texas borrowers and retail investors have limited options to participate in a streamlined, transparent digital process for unsecured installment credit and performance-linked Notes. Our objective is to provide a simple way for qualified borrowers to access fixed-payment credit and for investors to access fractional or whole Notes that are associated for calculation purposes with a specific Borrower Loan (a “Reference Loan”). All payments on Notes are made by LOF from its general funds in the Amount Due calculated for each Loan Payment Date; references to borrower “collections” are used solely to calculate the Amount Due and do not limit the source of payment. See “Debt Securities—Notes—Calculation of Amount Due” and “Ranking and Security.”

We operate entirely online and do not maintain physical branches. Our underwriting leverages permissioned bank-link data (e.g., Plaid Asset Report) and proprietary models to evaluate cash-flow stability, deposit behavior, leverage indicators, and other risk factors. Our systems automate application intake, data gathering, underwriting, funding, investing, servicing, compliance monitoring, and fraud detection. Technology outputs inform, but do not eliminate, credit risk; model changes and data quality can affect outcomes. See “Setting Interest Rates” and “Risk Factors”

We generate origination fees from borrowers at funding and a servicing fee equal to 15% of interest applied to the Reference Loan (including the interest component of post-default recoveries), as described in “Plan of Distribution—Servicing and Distributions (Notes)” and “Debt Securities—Notes—Calculation of Amount Due.” On each Loan Payment Date, LOF posts a Calculation Statement and on the Note Payment Date initiates ACH credits to Noteholders for their Amount Due, paid from LOF’s general funds. See “Debt Securities—Notes—Interest and Payment.”

Products

(a)

Lending Products

Through the Platform, Live Oak Financial LLC (“LOF”) offers unsecured, fixed-rate, fully amortizing personal loans to qualified Texas residents (“Borrower Loans”). Borrowers select a stated loan purpose (e.g., debt consolidation, credit card refinance, major purchases, home improvement, medical expenses, car repair, everyday bills, etc.). We do not verify post-funding use of proceeds.

Applicants are evaluated under LOF’s underwriting process using permissioned bank-link data and other information. We assign each approved application a Risk Rating and price the loan accordingly (borrower APR; corresponding Investor Yield). Borrower-paid origination fees may apply as disclosed in borrower agreements.

(b)	Investing Products

Borrower Payment Dependent Notes

Borrower Payment Dependent Notes (the “Notes”) are offered to eligible investors through crowdcash.cc (subject to Regulation A, financial suitability, and listing availability). Orders are variable in denomination with a $50 minimum (a single Residual Note under $50 may be issued solely to round funding). We accept subscriptions only if the related listing reaches 100% funding within five (5) days; no ACH is debited before acceptance, and Notes are issued at borrower disbursement after funds clear. From time to time we may prefund after acceptance and reimburse from subsequently settled subscriptions.

The Notes are unsecured, unsubordinated corporate debt obligations of LOF. All payments are made by LOF from its general funds, with the Amount Due for each Note calculated by reference to amounts applied to its associated Reference Loan. Investors have no lien or security interest, the Notes are not deposits, not FDIC-insured, and no trading market is expected.

This is a continuous, best-efforts offering under Rule 251(d)(3) subject to an aggregate cap of $600,000. Sales may occur from time to time without set offering periods. The active acceptance of new Note subscriptions may be paused when there are no approved Borrower Loans listed.

Interest Rate of the Notes

Each listing displays the borrower APR and the corresponding Investor Yield at posting. The borrower APR for a Series is fixed when posted (see “Setting Interest Rates”). Investor Yield is an estimate based on the calculation mechanics and may differ from actual results; prospective adjustments may occur only as described under “Limited Repurchase and

Indemnification Policy—Risk-Rating Failure.” See also “Debt Securities—Notes—Interest and Payment.”

Boundaries

We do not offer business-purpose loans, investment advice or discretionary account management; we do not guarantee repayment or returns; and investors have no direct recourse to borrowers and no collateral securing the Notes.

Loan Application Process

1.	Application data: Borrower enters requested loan amount and term (2-24 month term; $250-$5,000)
2.

Identity & account linking: borrower consents to Plaid Identity Verification (liveness + government-ID check) and Plaid Link to connect at least one bank account; LOF matches identity and account-ownership outputs to the application.

3.

Underwriting & decisioning: LOF computes derived risk variables and assigns a Risk Rating under LOF’s proprietary model. LOF may counteroffer a smaller principal amount and/or a shorter term to satisfy affordability parameters and applicable Texas rate-cap constraints. Loans that meet Texas Office of Consumer Credit Commissioner (OCCC) lending regulations—including, as applicable, annual percentage rate (“APR”) thresholds (at the time of this Offering Circular, APRs at or below 10% prior to LOF’s receipt of a Regulated Lender’s License and, after such licensure, APRs below 30%)—are approved for listing.

4.

Listing: approved loans post to the Marketplace with loan amount, Borrower APR, term, payment schedule, Investor Yield, Risk Rating, and other risk metrics (see “How the Platform Marketplace Works—Investor Information Access”) and anonymized borrower metrics. Listings are “locked” for 5 calendar days and must reach 100% funding to proceed.

5.

Funding/issuance: upon 100% funding and successful ACH settlement from investors, LOF disburses proceeds to the borrower and issues the corresponding Note(s) simultaneously. If the listing expires or is withdrawn, no subscriptions are accepted and no ACH is debited. No escrow is used.

Underwriting; Inputs, Methodology, and Minimum Standards

•	Inputs: up to 24 months permissioned bank-link/asset-report data (balances/transactions), identity/account-ownership, and application data (purpose, term, principal amount).
•

Derived metrics: We compute numerous derived variables from verified bank-link and application data to assign a proprietary Risk Rating (1–100). Not all derived variables are displayed to investors; a curated subset appears on each listing. See “How the Platform Marketplace Works—Investor Information Access.”

•	Risk Rating: proprietary, model-driven “bucket” used by the rate committee to set APR within disclosed ranges (subject to Texas OCCC rate ceilings and IRS AFR floor).
•

Minimum standard: TX residency; successful Plaid IV (liveness + ID) and ownership match to the linked funding account; at least one linked bank account with at least 3 months of history; ability-to-repay (positive pro-forma cash flow) with DSCR ≥ 1.0 on the requested terms. LOF may decline at its discretion if metrics fall below program thresholds or fraud is suspected. (We do not increase APRs above the posted rate; borrower-level modifications are limited as disclosed under “Servicing Standard; Modifications.”)

Loan Sizes, Maturities, and When Terms are Shown

Borrowers select a loan amount and term within our program bounds ($250–$5,000; 2–24 months, fully amortizing). We may counter-offer a smaller amount and/or shorter term to satisfy affordability criteria and Texas rate ceilings. The final loan amount, term, and borrower APR appear on the posted listing and are visible to potential investors at the time of posting; those terms do not change once posted, except to correct a manifest error or as otherwise permitted under our defined modification and repurchase policies.

Investor Experience—Manual Choice or Auto-Invest

•	Access to information: For the information presented on each listing, see “How the Platform Marketplace Works—Investor Information Access.”
•	Order type: investors can select specific listings or enable optional Auto-Invest (off by default) using saved filters (e.g., Risk Rating range, term, max per loan).
•

Conditional subscription and acceptance: orders are conditional; LOF accepts only if the listing reaches 100% funding within 5 days, then initiates ACH. Unneeded order portions are not accepted/debited.

•

Confirmations & payments: after issuance, investors receive e-confirmations. Remittances are paid on the 3rd Business Day after each borrower payment. See “Debt Securities—Notes—Calculation of Amount Due.”

•	Saturation: if demand exceeds a listing’s capacity, allocations are pro rata among eligible orders, with any odd-lot remainder allocated to a single Residual Note to round funding.

Cash Management and Funds Flow

•	Before acceptance: no ACH debit and no escrow.
•	On acceptance: ACH debits are initiated for the accepted investor amounts; after settlement, LOF disburses borrower proceeds and issues the Note(s).
•

Servicing: borrower payments are received by LOF and deposited into LOF’s general accounts. On each Loan Payment Date, LOF calculates the Amount Due and on the Note Payment Date initiates ACH credits to Noteholders. Post-default recoveries are included when applied. If the Amount Due is $0, no payment is made and a Zero Amount Due Notice is posted.

•	Rejected/canceled transactions: if a subscription is rejected or a funded loan does not close, LOF returns amounts by ACH credit within 3–5 Business Days.

Operations and Technology.

LOF’s proprietary platform automates borrower application intake, identity and bank-link verification, underwriting, listing creation, investment matching, loan funding, payment processing, servicing and collections, and regulatory compliance. We have no employees; our Managing Member devotes full-time efforts.

Plaid provides data connectivity, identity/account-ownership information, balance/transaction data, and identity verification services to LOF as a service provider pursuant to a commercial services agreement. Plaid does not make credit decisions, assign Risk Ratings, service or fund loans, or provide investment advice, and Plaid is not a party to any loan or investment transacted on the Marketplace. LOF pays Plaid fees for use of its services and retains sole discretion over underwriting criteria, identity-verification pass/fail thresholds, and Risk Ratings.

    LOF uses Plaid Inc. (“Plaid”) as a third-party service provider to (i) facilitate permissioned connections to financial institutions and retrieve identity, account, balance and transaction information through application programming interfaces (“APIs”), (ii) perform identity verification for both borrowers and investors, and (iii) initiate bank payments through Plaid Transfer, a multi-rail money-movement platform. ACH debits and credits (and, where available, RTP® or FedNow® payments) are originated by one or more partner banks that serve as our ODFI (Originating Depository Financial Institution) through Plaid’s connections. Provider and bank partners may change from time to time.. Through Plaid’s bank-link and asset-report features, and with user authorization, LOF receives up to twenty-four (24) months of account history (balances and transactions) across eligible accounts (e.g., checking, savings, credit card, loan and brokerage accounts). LOF also receives identity and account-ownership fields that enable LOF to confirm that the linked accounts belong to the applicant. In addition, LOF uses Plaid’s Identity Verification service during onboarding to validate the identities of borrowers and investors by matching submitted identity information (and, where applicable, documents and other signals) to verification sources and returning verification results to LOF. LOF verifies information by (i) confirming a successful authenticated link to the borrower’s financial institution(s), (ii) matching identity and account-ownership information returned via Plaid to application details, and (iii) performing automated checks for internal consistency (e.g., recurring income detection consistent with stated employment/income). LOF may request additional documentation (such as a government-issued identification document or pay statement) if data mismatches or anomalies are detected.

Using the permissioned account data and the borrower’s application information, LOF computes a set of derived variables into a proprietary “Risk Rating” on a [1–100] scale (lower indicates higher risk / higher indicates lower risk). LOF may update the Risk Rating methodology from time to time to improve predictive performance; any changes will be applied prospectively.

Prior to funding, potential lenders are shown borrower information derived from verified data and the borrower’s application, without personally identifiable information. LOF does not display bank account numbers, user credentials or other sensitive information to lenders. Each listing uses a unique loan identifier in place of the borrower’s personal information.

Online Activity Feed

For each Note and related Borrower Loan, the Platform includes an online activity feed at crowdcash.cc/ledger showing, for each payment or distribution item: amount, timestamp, status (see status key below), and the related Loan ID and Note ID. The Loan ID also appears on the electronic facsimile of the Note and in the investor’s investments tab at crowdcash.cc/invest, so investors can confirm that a payment relates to their specific Note. A search/filter bar allows filtering by Loan ID and Note ID. The feed reflects all cash movements related to Borrower Loans and Notes (collections, remittances, reversals/returns, and adjustments).

•	Refresh cadence. While we endeavor to display updates in near real time, the activity feed will be updated at least once per calendar day, no later than 11:59 p.m. U.S. Eastern Time.
•	Time conventions. Timestamps reflect the Business Day and time the event was processed by our systems; ACH and other payment-rail cut-off times may cause events to post after local business hours.
•

Governance. The activity feed is an informational tool. Our remittance obligation is measured as stated under “Plan of Distribution—Servicing and Distributions (Notes)” and “Debt Securities—Notes—Covenants and Defaults—Remittance covenant.”

Status key

•	pending: Payment instruction received and queued for processing; may still be canceled.

Posted: Instruction released to the payment network at the applicable cut-off; no longer cancelable.
•	Settled: Interbank settlement completed; funds have moved between institutions.
•	Failed: Instruction rejected before network submission (for example, validation or compliance failure); no funds movement occurred.
•	Canceled: Client-initiated cancellation accepted; instruction will not be submitted.
•	Returned: Receiving institution returned a debit or credit with a network return code (for example, insufficient funds or unauthorized); we will reflect the reversal and act per the return code.

Note: ACH debit returns typically occur T+2 to T+5 Business Days after initiation (consumer debit returns can occur later under network rules). See “Plan of Distribution—Servicing and Distributions (Notes).”

We retain activity-feed records and underlying payment logs in accordance with our books-and-records policy. Any corrections to prior entries (for example, a late return) are timestamped and visible in the feed.

Corporate and Legal Matters

LOF has no subsidiaries or affiliates. It will hold a Texas consumer-lending license and will be registered as an issuer-dealer in Texas to conduct its marketplace lending and securities activities. Since inception, LOF has experienced no bankruptcies, receiverships, material mergers, acquisitions or asset sales, nor any pending or threatened material legal or regulatory proceedings.

Distinctive or Special Characteristics

•

Single State Concentration. Borrower originations and Note sales are focused in Texas. Geographic concentration may increase sensitivity to state-specific economic and regulatory changes and can constrain growth relative to multi-state platforms.

•

Performance-linked, single-loan association. Each Note is in a Series associated for calculation purposes with a single Borrower Loan (the “Reference Loan”). Payments are made by LOF from its general funds in the Amount Due, calculated by reference to that Reference Loan. There is no pooling, cross-collateralization, over-collateralization, trust, or SPV. Underperformance of one Series does not increase or decrease the Amount Due on any other Series, and there is no cross-Series recourse. (Issuer credit risk still applies; if the calculation yields $0 for a Series, no payment is owed for that event.)

•

Vendor Dependence. LOF’s ability to verify borrower identity and link consumer bank-account data is entirely dependent on its relationship with Plaid Inc. Without Plaid’s data-aggregation services, LOF cannot operate its core underwriting or servicing functions.

Regulatory Framework. We are subject to extensive state and federal securities and consumer-lending laws. We must maintain a Texas issuer-dealer license to offer and sell the Notes in Texas and make any required state securities notice filings. We may originate Borrower Loans without a Texas Regulated Lender License at lower APRs permitted under applicable law (for example, at or below 10% APR), but our ability to originate and price loans is more limited without that license. Obtaining and maintaining a Regulated Lender License will permit origination of higher-APR loans under Texas Finance Code and OCCC rules (for example, in certain cases up to 30% APR), which could expand borrower eligibility and investor demand for the Notes. Changes in law, licensing status, or regulatory interpretations could limit loan volume or pricing and could materially affect our business and results of operations.
•

No Collateral & Limited Recourse. Borrower Loans are unsecured, and Notes entitle holders only to LOF’s receipt of borrower payments; there is no direct lien on borrower assets or guaranty by third parties. Notes present unique risk profiles that require investor self-assessment of borrower credit performance and platform servicing capabilities.

•

Micro-denomination structure. Notes are issued in variable denominations; orders may be placed in $0.01 increments, subject to a $50 minimum principal amount per Note. A single Residual Note under $50 may be used to fund 100% of a listing. This structure facilitates fractional participation but may increase the number of positions an investor manages.

•

Technology-Driven Scalability. LOF’s online-only, automated platform permits rapid scaling without the overhead of physical branches or manual underwriting, enabling cost-efficient growth but also requiring continuous investment in technology, cybersecurity and fraud-prevention to maintain platform reliability and user trust.

These factors and the nascent stage of LOF’s operations are critical to understanding LOF’s business model and the risks inherent in its future financial performance.

Limitation of Liability—Texas Small Business Issuers

In accordance with Section 4008.061 of the Texas Securities Act, Live Oak Financial LLC is a “small business issuer” (having annual gross revenues not more than $25 million and no SEC-registered class of equity securities) and is offering not more than $5 million of securities. Under that statute, in any action relating to this offering, the maximum recovery against any person engaged to provide services is capped at three times the fee paid to such person (unless intentional wrongdoing is shown), to the extent permitted by Texas law. Prospective investors will be asked to acknowledge receipt of this disclosure.

This Texas state-law provision applies only to claims under Texas law and does not limit, waive, or otherwise affect any rights or remedies that any investor may have under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations thereunder. To the extent any term of this Offering Circular, the Subscription Agreement, or any related agreement is inconsistent with federal securities laws, it is unenforceable.

Description of Property

Our principal executive offices are at 3520 Alpine Autumn Dr, Austin, Texas 78744. We do not own or lease any real property. We utilize a dedicated ~100 sq ft room within the Managing Member’s personal residence on an at-will, no-rent basis pursuant to an informal arrangement.

The room houses on-premises server hardware that supports origination, servicing, and payment-processing systems. The servers are owned by LOF and not subject to any material encumbrances. The space and capacity are suitable and adequate for current operations and anticipated near-term growth; current utilization is modest and additional hardware can be added within the room as needed.

Because we do not own or lease the residence, any mortgage or other encumbrance on the residence is not an obligation of LOF and does not affect our right to use the dedicated space. We are not engaged in mining operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read alongside our balance sheet as of December 31, 2024 and audited balance sheet of May 11, 2025, prepared in accordance with U.S. GAAP. This management’s discussion and analysis of financial condition and results of operations, or MD&A, contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Note Regarding Forward-Looking Statements” in this Offering Circular for a discussion of the uncertainties, risks and assumptions associated with these statements. The results of operations for the periods reflected herein are not necessarily indicative of results that may be expected for future periods, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to those included in the “Risk Factors” section and elsewhere in this Offering Circular.

We operate as a single reportable segment and in a single geographic focus (Texas).

Operating Results

We have not recognized any revenues to date and had no cost of revenues in the periods presented. In addition to the $896 of routine start‑up costs recognized in operating expenses, we incurred $3,500 of direct offering costs (legal opinion/consent and audit fees) as of the date of this Offering Circular. Under U.S. GAAP, direct and incremental costs of a debt offering are capitalized as deferred offering costs until issuance and therefore are not included in the amounts reported above or in our historical statements of operations. Upon issuance of Notes, such costs will be presented as a deduction from the carrying amount of the Notes and amortized to interest expense over the expected term; if the offering were not consummated, such costs would be expensed.

Liquidity and Capital Resources

At December 31, 2024, we held $59.66 in cash and $35.00 in server hardware, with no liabilities and members’ equity of $93.91. At May 11, 2025, we held $71,009 in cash and had no debt.

From inception in June 2024 through May 11, 2025, the sole member contributed an aggregate of $72,894 in cash and $493 in non-cash assets and received $1,030 in cash distributions (net cash contributed $71,864); of this amount, $71,160 was contributed during the 2025 interim period, primarily in deposits of $25,000, $25,000, $20,000, and $1,000. In 2024, a $500 capital contribution in June was followed by a $500 distribution in July; these items offset each other in the presentation of 2024 financing cash flows.

Our historical pre-launch burn rate averaged ~$75 per month. Once fully operational, we expect average monthly outflows of approximately $2,275 for marketing, professional fees, and vendor contracts (including a $12,000 annual data-aggregation commitment). Based on our cash on hand and the projected burn rate, we estimate more than 30 months of runway before considering any proceeds from this offering.

As of the date of this Offering Circular, we have paid $3,500 of offering expenses (legal opinion/consent and audits for FY 2024 and interim 2025) from operating cash and accrued $670 for the Texas state notice filing fee, to be paid upon qualification. No offering proceeds will be used to pay offering expenses. These items reduce (or, upon payment, will reduce) cash available for operations but do not affect gross or net proceeds of this offering. We do not expect material additional offering expenses.

    We have no material commitments for capital expenditures as of May 11, 2025. If conditions change, our first course of action would be to throttle marketing and pause new listings, as part of our pre-defined spend controls.

We can launch and operate the platform, obtain and maintain required Texas registrations/licensing, and service any Notes issued without relying on proceeds from this offering. In addition, our Managing Member has indicated a willingness to make discretionary capital contributions of approximately $1,000 per month on an as-needed basis to cover operating costs and may contribute additional amounts to address unexpected expenses; there is no binding obligation to do so. We also reserve sufficient cash to service outstanding Notes through final maturities if we cease new issuance. In management’s opinion, cash on hand will be sufficient to meet our cash requirements for at least the next six months.

Plan of Operations

Over the next 12 months, we intend to complete required state licensure in Texas, seek qualification of this Offering Statement under Regulation A (Tier 2), and commence a continuous issuance of our Notes in variable denominations with a $50 minimum (A single Residual Note under $50 may be used to fund 100% of a listing). State licensure is independent of SEC qualification and timing is subject to regulatory review; accordingly, we describe below how licensure relates to our planned start-up activities.

We intend to conduct the offering directly, without engaging a third-party broker-dealer. Accordingly, prior to making offers or sales of Notes to Texas residents, we will register as a dealer (issuer-dealer) with the Texas State Securities Board and register our Managing Member, Erik Randall, as an agent of the dealer. Our application materials are substantially complete, and we intend to make our Texas dealer and agent registrations effective concurrently with, or promptly after, SEC qualification of this Tier 2 offering. We will not accept subscriptions from Texas residents unless and until the Texas issuer-dealer and agent registrations are effective.

Texas law requires a Regulated Lender License issued by the Office of Consumer Credit Commissioner (“OCCC”) for non-depository lenders that make, transact, or collect consumer loans with interest greater than 10% per year, among other situations under Chapter 342 of the Texas Finance Code. We are preparing an application for a Regulated Lender License and expect to file it promptly following SEC qualification. Until that license is effective, we will originate only loans with interest rates at or below 10% APR and will decline applications that would require rates above 10% APR; any such higher-rate loans (and the related Notes) will commence only after our Regulated Lender License is effective.

As of May 11, 2025, we had cash of $71,009 and no debt. We can launch and operate the platform, obtain and maintain required Texas registrations/licensing, and service any Notes issued without relying on proceeds from this offering. In addition, our Managing Member, Erik Randall, has indicated he is willing to make capital contributions of approximately $1,000 per month on an as-needed basis to cover operating costs and may contribute additional amounts to address unexpected expenses. These contributions are discretionary and not subject to any binding obligation or commitment. We also reserve sufficient cash to service outstanding Notes through final maturities if we cease new issuance. In management’s opinion, proceeds from this offering are not required to satisfy our cash requirements for the next six months, and we do not anticipate raising additional funds in the next six months to implement the plan of operations. We believe our cash on hand will be sufficient to meet our cash requirements for at least the next six months.

Vendor Contracts

We maintain a services agreement with Plaid covering account linking, identity, balance, ACH/RTP/FedNow payment origination via Plaid Transfer, and ACH risk scoring via Plaid Signal. Fees are usage-based with a minimum annual commitment of $12,000. Plaid is not a bank; ACH entries are originated by one or more partner banks acting as our ODFI through Plaid’s connections.

Material steps and timing

•

SEC qualification & offering commencement. On the date of SEC qualification—and upon the same-day effectiveness of our Texas issuer-dealer and agent registrations—we will commence this Offering within two calendar days. We will not accept subscriptions until those registrations are effective.

•	Texas issuer-dealer & agent registration. We will file and pursue effectiveness promptly after SEC qualification; we will not accept subscriptions until those registrations are effective.
•	Go-live/operations. Listings post as Borrower Loans are approved; Notes issue when corresponding loans fund. Identity and bank-link verification use Plaid; paid plan begins after a short trial.
•

Texas Regulated Lender License (OCCC). We will file promptly upon SEC qualification. Until our Texas Regulated Lender License (OCCC) is effective, we will originate only Borrower Loans at or below 10% APR and will decline applications requiring higher rates. The Regulated Lender License process and review may take up-to 60 days to complete.

Minimum cash required to launch and operate

Cost Item	Timing/Assumption	Amount
Texas Securities Registration	$670 initial; 1/10 of 1% of Total Offering	$670
Texas Regulated Lender License	$800 initial; $200 + 0.05% per $1,000 advanced annually (max $600)	$800
Plaid	$1,000/mo	12,000
Audit & Reporting	Annual Reg A Reporting (CPA)	$2,500
Legal & Compliance	Routine Filings	$1,000
Marketing (acquisition floor)	$1,500/mo	$18,000
Total		~$34,970

Notes: (i) Development/hosting are performed in-house by the Managing Member at no material cost; servers are owned outright. (ii) Plaid total varies with the qualification date.

Operating plan by proceeds scenario

•

Scenario A: De minimis proceeds ($0–$50,000). We prioritize required licensing/registrations and Plaid activation, and maintain a modest marketing budget (up to approximately $1,500/month) paced to origination capacity. Baseline operating expenses are funded from cash on hand.

•

Scenario B: <25% of cap (≤$150,000). Same as Scenario A, with selective marketing increases (up to ~$2,500/month) only if listings warrant. Operations remain fully supportable from existing cash plus the discretionary capital-contribution backstop described above.

Scenario C: >25% to full cap. We scale marketing and listing cadence to loan demand, maintain the Plaid contract, and continue periodic reporting/supplements. We expect (no assurance) to sell the full $600,000 within one year from initial qualification.

Additional potential funding sources

While we are not currently pursuing outside investment, the Company may consider additional capital to support operations or growth:

•

Member/managing member support (discretionary). From time to time, our managing member, Mr. Randall, may, in his sole discretion, contribute additional equity capital or provide short-term advances/loans to cover operating expenses (for example, approximately $1,000 per month, and potentially additional amounts). There is no agreement, commitment, or obligation to provide such funds, and any support may be discontinued at any time. If structured as debt, any such insider loans would be unsecured, and subordination to the Notes would require a separate, executed subordination agreement with the lender; there is no assurance such subordination would be obtained.

•

Third-party financing (future). We may in the future seek third-party capital (debt or equity) under a separate exemption or offering, in compliance with applicable securities laws. Such financing could be dilutive to existing ownership and/or increase our fixed charges. No such financing is currently agreed or committed.

Contingencies and spend controls

•	Licensing delay. If OCCC effectiveness is delayed, we continue originating ≤10% APR loans and defer listings requiring higher rates.
•

Revenue shortfall. If cash trends toward ~$24,000 (≈ two years of servicing-only fixed costs), we will pause new listings and operate servicing-only until Notes mature (max two years), preserving investor servicing continuity; discretionary capital contributions may be used to avoid or defer such a pause.

•	Budget throttle. Marketing is the primary variable cost and is reduced first; fixed licensing and vendor obligations are maintained.

Trend Information

Prior to selecting an offering exemption, we conducted a limited, one-week generic solicitation of interest in August 2024 using short-form video ads that linked to a landing page with the required “no money/no commitment” statements. That campaign generated steady top-of-funnel activity—approximately one borrower application every two days during that week—and was removed more than 30 days before our initial Form 1-A filing on July 15, 2025. No money, commitments, or purchase orders were solicited or accepted.

Since then, we have used generic, non-solicitous “building-in-public” updates on our website and social channels (e.g., product progress, borrower education, and operational milestones). These communications are not offers or solicitations for securities and do not request indications of interest. If we conduct any testing-the-waters or other solicitations in the future, they will include the legends required by applicable rules and, as applicable, direct readers to the Preliminary Offering Circular.

Revenue realization from originations and Note sales depends on the timing and effectiveness of required regulatory approvals and registrations (including Texas issuer-dealer and agent registrations and, for securities sales, SEC qualification). During any period when such approvals are not effective, related revenue may be deferred.

Our largest fixed vendor cost is our data-aggregation provider which is incorporated into our liquidity projections. Overall, management believes our financial condition and capital resources are strong, and the known trends and uncertainties described above are adequately reflected in our runway assumptions and strategic planning.

Directors, Executive Officers and Significant Employees

LOF has a single executive officer who also serves as the sole managing memeber. There are no additional significant employees at this time.

Name	Position(s)	Age	Term of Office
Erik Randall[1]	Owner; Managing Member; President & Chief Executive Officer; Chief Financial Officer; Principal Accounting Officer; Designated Officer	29	June 2024 - Present

1Appointment/arrangement. Mr. Randall serves by virtue of being the sole member under LOF’s Operating Agreement dated June 2024. Mr. Randall devotes full-time efforts in his capacity as Managing Member.

Executive Officers: Erik Randall (listed above)

Directors: None — LLC is member-managed; no board of directors.

Significant Employees: None.

Employees

We have no employees; all functions are performed by the managing member.

Family Relationships

None.

Business Experience (past five years)

•

Live Oak Financial LLC (Austin, TX) — Founder; Managing Member; President & CEO (June 2024–Present). Leads strategy, product/engineering, regulatory filings, and build-out of the online lending and payment-dependent notes platform.

•

LightFeather.io (Alexandria, VA; IT services/consulting) — Full-Stack Engineer & Assistant Manager (Feb 2022–Present; part-time since June 2024). Created scalable API endpoints and backend microservices supporting DHS identity services; managed AWS RDS/EC2/Lambda/S3; designed CI/CD; contributed to reviews and hiring.

•

Qualcomm (San Diego, CA; semiconductors) — Software Automation Engineer (Sept 2021–Feb 2022). Post-silicon validation automation for AI products; secure data ingestion tools; network compilation system and flash config interface for ARM devices.

•

Asteria (Austin, TX; smart-home/IoT) — Lead Hardware/Firmware Engineer (Mar 2021–Sept 2021). MVP “smart structure” systems; central smart-home controller; production/test processes; shipped early products including pneumatic doors, smart LEDs, environmental monitors.

Paradigm IOT / DML LLC (Las Vegas, NV; IoT manufacturing/healthtech) — Full-Stack IoT Engineer (Oct 2019–Mar 2021). React front-end for live manufacturing data; back-end services

(Node.js/Python/SQL); nRF/ARM BLE integration; Android test/QA apps; semi-autonomous test rigs; orthopedic telemedicine SBC; electronic dive-stick product.

Involvement in Certain Legal Proceedings

•

No bankruptcy/insolvency filings or court-appointed receiverships for Mr. Randall, any partnership where he was a general partner, or any corporation/business association where he was an executive officer within two years before such filing.

•	No criminal convictions (excluding traffic violations and other minor offenses).

Compensation of Managing Members and Executive Officers

LOF paid no compensation to any executive officer or managing member from inception through the fiscal year ended December 31, 2024. (As of the date of this Offering Circular, no compensation has been paid.)

Name	Capacities	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Erik Randall	Owner; Managing Member; President & Chief Executive Officer; Chief Financial Officer; Principal Accounting Officer; Designated Officer	0	0	0

Aggregate Annual Compensation of Directors as a Group

Future Compensation Arrangements

We do not have any ongoing compensation plans or arrangements for executive officers or managing members. If we adopt salary, bonus, equity or other plans in the future, we will disclose the material terms, including any performance measures, measurement periods, and payment schedules, in an offering circular supplement or periodic report, as applicable.

Security Ownership of Management and Certain Securityholders

Below is the table reflecting beneficial ownership of Live Oak Financial LLC’s membership interests as of May 11, 2025:

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable(2)	Percent of Class(3)

Membership Interests	Erik Randall 3520 Alpine Autumn Dr. Austin, TX 78744	100% of outstanding membership interests	None	100%
1.	The address is the residential address of the beneficial owner.
2.	LOF has no outstanding options, warrants, convertible securities, SAFEs, or other rights exercisable or convertible within 60 days into membership interests.
3.	Based on outstanding membership interests as of May 11, 2025. Because there are no acquirable securities within 60 days, no additional shares are included in the denominator under Rule 13d-3(d)(1).
4.	Mr. Randall has sole voting and sole investment (dispositive) power over all membership interests shown.
5.	LOF has one class of voting equity—membership interests; no non-voting or preferred units are outstanding.

Executive officers as a group (1 person): 100%.

There are no other persons or entities beneficially owning more than 10% of any class of LOF’s membership interests.

Interest of Management and Others in Certain Transactions

During the last two completed fiscal years (2023 and 2024) and the current fiscal year to date through May 11, 2025, we entered into the following transactions with Erik Randall, our sole member, Managing Member, executive officer, and promoter. These transactions consisted of equity capital contributions, equity distributions, and de minimis in-kind contributions used to establish our operations; no loans were made to or from Mr. Randall during these periods.

Date	Transaction	Amount	Nature of Interest
06-13-2024	In-kind asset contribution (web domain)	$8	Non-cash contribution of asset by Erik Randall; recorded as other asset at estimated fair value
06-13-2024	In-kind asset contribution (computer hardware)	$35	Non-cash contribution of equipment by Erik Randall; recorded as PPE at estimated fair value
06-25-2024	Founder equity contribution	$500	Cash capital contribution by Erik Randall; 100% owner
07-02-2024	Founder equity distribution	$500	Cash capital distribution by Erik Randall; 100% owner
09-02-2024	Founder equity contribution	$60	Cash capital contribution by Erik Randall; 100% owner

09-15-2024	Founder equity contribution	$610	Cash capital contribution by Erik Randall; 100% owner
10-12-2024	Founder equity contribution	$514	Cash capital contribution by Erik Randall; 100% owner
10-24-2024	Founder equity distribution	$530	Cash capital distribution by Erik Randall; 100% owner
12-15-2024	Founder equity contribution	$50	Cash capital contribution by Erik Randall; 100% owner
01-13-2025	Founder equity contribution	$60	Cash capital contribution by Erik Randall; 100% owner
02-08-2025	Founder equity contribution	$100	Cash capital contribution by Erik Randall; 100% owner
03-02-2025	In-kind asset contribution (server hardware)	$450	Non-cash contribution of equipment by Erik Randall; recorded as PPENon-cash contribution; recorded as PPE at estimated fair value
05-02-2025	Founder equity contribution	$25,000	Cash capital contribution by Erik Randall; 100% owner
05-03-2025	Founder equity contribution	$25,000	Cash capital contribution by Erik Randall; 100% owner
05-05-2025	Founder equity contribution	$20,000	Cash capital contribution by Erik Randall; 100% owner
05-05-2025	Founder equity contribution	$1,000	Cash capital contribution by Erik Randall; 100% owner

Tier 2 threshold: For Tier 2 issuers, Item 13 requires disclosure of transactions exceeding the lesser of $120,000 and 1% of the average of total assets at year end for the last two completed fiscal years. Given our asset levels, the 1% prong is de minimis; the transactions above meet the disclosure threshold.

Cash capital contributions during the periods shown were $72,894; cash equity distributions were $1,030 (net cash contributed $71,864); in-kind contributions were $493 in aggregate, recorded at estimated fair value based on recent purchase price/market quotes.

These transactions were effected by Mr. Randall in his capacity as sole member under our Operating Agreement to capitalize the Company and provide startup assets. Amounts shown as “contributions” were recorded as equity (not debt); amounts shown as “distributions” were recorded as equity distributions. There are no repayment obligations, no interest, and no preferential rights to Mr. Randall arising from these transactions. As a single-member LLC, these transactions were approved by Mr. Randall as sole member. No transactions occurred with any immediate family member of Mr. Randall. There are no currently proposed related-party transactions requiring disclosure.

As of the date of this Offering Circular, there are no outstanding payables, receivables, or loans between the Company and Mr. Randall, other than normal-course reimbursements, if any, recorded through equity or expenses.

Our independent auditor, Umer Farooq, is named in this Offering Circular. The auditor was not engaged on a contingent basis, has no material interest in the Company or its subsidiaries, and is not connected with the Company as a promoter, underwriter, voting trustee, managing member, officer or employee. The auditor’s consent is filed as Exhibit 1A-11.

Experts

No expert named in this offering statement was retained on a contingent-fee basis, nor does any such expert have a material interest in LOF or its subsidiaries, or any connection as promoter, underwriter, voting trustee, managing member, officer or employee.

The financial statements as of May 11, 2025 and December 31, 2024 and for the period January 1, 2025 through May 11, 2025 and the year ended December 31, 2024 included in this Offering Circular have been audited by Umer Farooq, an independent public accountant, in accordance with U.S. generally accepted auditing standards, as stated in their report dated May 11, 2025, which is included herein.

Financial Statements

Report of Independent Auditor dated May 11, 2025 covering the accompanying balance sheets as of May 11, 2025 and December 31, 2024, and the related statements of operations, members’ equity, and cash flows for the period January 1, 2025 through May 11, 2025 and the year ended December 31, 2024.

Independent Auditor’s Report

To the Management and Members of LIVE OAK FINANCIAL LLC

Opinion

We have audited the accompanying financial statements of LIVE OAK FINANCIAL LLC (the “Company”), which comprise the balance sheet as of May 11, 2025, and the related statements of income, members’ equity, and cash flows for the period then ended, including the related notes to the financial statements. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 11, 2025, and the results of its operations and its cash flows for the period then ended in accordance with the accounting principles generally accepted in the United States of America.

Basis for Opinion

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are issued or available to be issued.

Responsibilities of Management for the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Umer Farooq

License No: PAC-CPAP-LIC-033530

Somerset, Montana

June 27, 2025

Auditor’s Consent

For the Auditor’s consents, see Exhibit 11, “Auditor’s Consent” which is incorporated by reference in this Offering Circular.

Audited Financial Statements

Statements of Income
For the period ended May 11, 2025
	For the period ended	For the fiscal year ended
	May 11, 2025	31-Dec-24

Revenue	$0.00	$0.00
Cost Of Revenue	$0.00	$0.00
Gross Profit	$0.00	$0.00

Operating Expenses
Operating expenses	$209.96	$644.34
Selling general and administrative expenses	$0.00	$0.00
Depreciation	$3.33	$4.67
Amortization	$29.46	$4.08
Total Expenses	$242.75	$653.09

NET LOSS FOR THE PERIOD	($242.75)	($653.09)

The accompanying notes are an integral part of these financial statements.
LIVE OAK FINANCIAL LLC Statements of Financial Position As of May 11, 2025
	As of	As of
	May 11, 2025	31-Dec-24
ASSETS
Current Assets:

Cash and Cash Equivalents	$71,009.70	$56.66
Accounts Receivable	$0.00	$0.00
Intangible Assets	$8.00	$8.00
Accumulated Amortization	($8.00)	($4.67)
Total Current Assets	$71,009.70	$62.99
Fixed Assets:
Property and Equipment	$485.00	$35.00
Accumulated Depreciation	($33.54)	($4.08)
Total Non-Current Assets	$451.46	$30.92
TOTAL ASSETS	$71,461.16	$93.91

LIABILITIES AND NET ASSETS
Current Liabilities:
Accounts Payable	$0.00	$0.00
Tax Payable	$0.00	$0.00
Total Current Liabilities	$0.00	$0.00
Members’ Equity
Member’s Equity	$71,461.16	$93.91
	$71,461.16	$93.91
Total Liabilities and Net Assets	$71,461.16	$93.91

The accompanying notes are an integral part of these financial statements.
LIVE OAK FINANCIAL LLC Statement of Member’s Equity For the period ended May 11, 2025

	Capital	Total
Member’s Equity 01/01/2024	$0.00	$0.00
Net Income	($653.09)	($653.09)
Capital Contributions	$1,734.00	$1,734.00
Member Distributions	($1,030.00)	($1,030.00)
In Kind Contributions	$43.00	$43.00
Member’s Equity 12/31/2024	$93.91	$93.91

Net Income	($242.75)	($895.84)
Capital Contributions	$71,160.00	$72,894.00
Member Distributions	$0.00	($1,030.00)
In Kind Contributions	$450.00	$493.00
Member’s Equity 05/11/2025	$71,461.16	$71,461.16

The accompanying notes are an integral part of these financial statements.
LIVE OAK FINANCIAL LLC Statement of Cash Flows For the period ended May 11, 2025
	For the period ended	For the fiscal year ended
	May 11, 2025	31-Dec-24
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss) / Income	($242.75)	($653.09)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	$3.33	$4.08
Amortization	$29.46	$4.67
Changes in Operating Assets and Liabilities:
Account Receivable	$0.00	$0.00
Tax Payable	$0.00	$0.00
Net Cash Provided by Operating Activities	($209.96)	($644.34)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	$0.00	$0.00
Purchase of Intangible Assets	$0.00	$0.00
Net Cash Used From Investing Activities	$0.00	$0.00

CASH FLOWS FROM FINANCING ACTIVITIES
Cash Capital Contributions From Members	$71,160.00	$670.00
Member Distributions	$0.00	($530.00)
Capital Contributions	$0.00	$564.00
Net Cash Used From Financing Activities	$71,160.00	$704.00

Net Increase in Cash & Cash Equivalents for the Period	$70,950.04	$59.66

Cash and cash equivalents at beginning of the period	$59.66	$0.00

Cash and Cash Equivalents at End of the Period	$71,009.70	$59.66

The accompanying notes are an integral part of these statements.

Notes to the Financial Statements

For the period ended May 11, 2025

1.

NATURE OF ORGANIZATION  Live Oak Financial LLC (the “Company”) is a Texas single-member limited-liability company formed on June 12, 2024. The Company’s principal business is operating a peer-to-peer online credit marketplace that originates unsecured consumer loans and issues pro-rata Borrower Payment Dependent (refers to the calculation only, not the source of payment.) Notes to investors. The Company is a non-public entity and its sole member is an individual residing in Texas.

2.	SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

These financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) on the accrual basis.

  Cash and Cash Equivalents

Cash consists solely of demand deposits held at one commercial bank. The Company holds no cash equivalents as defined under ASC 230.

  Property, Equipment and Intangible Assets

 Equipment is recorded at fair value on the date of contribution and is being depreciated on a straight-line basis over its estimated useful life of five years with no salvage value.

Use Of Estimates

 The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the Management to make estimates and assumptions that affect the reported balances of assets and liabilities and disclosure relating to contingent assets and liabilities as at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. It is reasonably possible that changes may occur in the near term, within one year, that would affect management's estimates with respect to the allowance for doubtful accounts, accrued expenses, and cash flow.

Intangible Assets

Domain registrations are recorded at cost and are being amortized on a straight-line basis over their one-year registration period.

Depreciation and Amortization

Depreciation and amortization are included in Selling, General & Administrative Expenses.

In-Kind Capital Contributions

Non-cash assets contributed by the sole member are recorded at their fair value on the contribution date, with a corresponding increase to the member’s capital account.

Revenue Recognition

•

Loan origination fees. Nonrefundable borrower-paid origination fees are deferred and recognized over the contractual term of the loan using the effective interest method as an adjustment to the loan’s yield.

•

Interest income. Interest on loans is recognized using the effective interest method over the contractual term. Post-default recoveries are recognized when received; the interest portion of recoveries is included in interest income (see “Interest expense—Notes” below).

•

Interest expense—Notes. The Company recognizes interest expense on outstanding Notes such that distributions to Noteholders equal 100% of principal applied to the Reference Loans and 85% of the interest applied for the period, consistent with “Debt Securities—Notes—Interest and Payment.” The remaining 15% of the interest component represents the Company’s net servicing spread (described as a “servicing fee” in the Offering Circular).

Income Taxes

The Company is a single-member LLC treated as a disregarded entity for U.S. federal and state income-tax purposes. No provision for income taxes has been recorded.

Member’s Equity

Capital contributions and distributions are recorded directly in the member’s capital account. No membership units or shares are issued.

Related-Party Transactions

All cash transfers to and from the Company’s operating account and the member’s personal account constitute capital contributions and distributions. No fees or interest were charged on these transfers.

Commitments and Contingencies

As of May 11, 2025, the Company had no material commitments, leases or legal contingencies.

Subsequent Events

Management has evaluated subsequent events through the date these financial statements were available to be issued.

Subsequent to May 31, 2025, the Company paid $3,500 in direct offering costs related to its Regulation A offering (legal and audit). The Company also expects to pay a $670 Texas state notice filing fee upon qualification. These costs are not reflected in the accompanying interim financial statements.

PART III - EXHIBITS

INDEX TO EXHIBITS

Exhibit	Description
EX1A-2A CHARTER	Certificate of Formation (replaces previously filed exhibit)
EX1A-2B BYLAWS	Operating Agreement, as amended
EX1A-3 HLDRS RTS	Investor Agreement, as amended
EX1A-4 SUBS AGMT	Subscription Agreement, as amended
EX1A-6 MAT CTRCT	Plaid MSA
EX1A-11 CONSENT	Auditor's Consent, filed herewith
EX1A-12 OPN CNSL	Opinion of Counsel, filed herewith
ADD EXHB	Early Marketing Materials

Signatures

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on September 10, 2025.

Live Oak Financial LLC

By:	/s/ Erik Randall
Name:	Erik Randall
Title:	President and Chief Executive Officer
Date:	September 10, 2025

Pursuant to the requirements of Regulation A, this offering statement has also been signed by the following persons in the capacities indicated and on the dates set forth below.

By:	/s/ Erik Randall
Name:	Erik Randall
Title:	President and Chief Financial Officer
Date:	September 10, 2025
By:	/s/ Erik Randall
Name:	Erik Randall
Title:	Principal Accounting Officer
Date:	September 10, 2025

A majority of the Managing Members (or persons performing similar functions):

By:	/s/ Erik Randall
Name:	Erik Randall
Title:	Managing Member
Date:	September 10, 2025